Notice of Annual Meeting of Shareholders
and
Management Proxy Circular
of
IVANHOE ENERGY INC.
DATED: March 22, 2010

IVANHOE ENERGY INC.
654 – 999 Canada Place
Vancouver, BC V6C 3E1
Telephone: 604-688-8323 Fax: 604-682-2060
Notice of Annual General Meeting of Shareholders
April 28, 2010
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia on Wednesday, April 28, 2010, at 2:00 PM local time (the “Meeting”) for the following purposes:
1.	to receive the report of the directors;
2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2009 and the auditor’s report thereon;
3.	to elect directors for the ensuing year;
4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration;
5.
to consider and, if thought advisable, to pass an ordinary resolution authorizing the Company to amend and restate the Company’s existing Equity Incentive Plan (the “Existing Plan”) to: (i) adopt a “rolling” plan provision pursuant to which the Company would be authorized to allocate for issuance, and issue, under the Equity Incentive Plan up to a maximum of 7% of the common shares of the Company issued and outstanding from time to time; (ii) increase the maximum number of common shares which may be allocated for issuance under the Bonus Plan component of the Existing Plan from 2,900,000 common shares to 3,400,000 common shares; (iii) modify the “cashless exercise” option provisions to delete the requirement for approval by the board of directors of the Company; and (iv) make certain other technical amendments to the Existing Plan (the “Equity Incentive Plan Amendment Resolution”); and

6.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed March 11, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual General Meeting and at any adjournment thereof.
A Management Proxy Circular, form of proxy, the audited consolidated financial statements of the Company for the year ended December 31, 2009, the auditor’s report thereon, management’s discussion and analysis and certain other documents accompany this Notice. The Management Proxy Circular contains details of matters to be considered at the Meeting.
A shareholder who is unable to attend the Meeting in person and who wishes to ensure that his or her shares will be voted at the Meeting, is requested to complete, date and sign the enclosed form of proxy and deliver it by facsimile, by hand or by mail in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular. Instructions on how to vote over the Internet are also set out in the Management Proxy Circular.
DATED at Vancouver, British Columbia, this 22nd day of March, 2010.

BY ORDER OF THE BOARD OF DIRECTORS
“Beverly A. Bartlett”
Beverly A. Bartlett
Vice President & Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 – 999 Canada Place
Vancouver, British Columbia V6C 3E1

MANAGEMENT PROXY CIRCULAR
This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of IVANHOE ENERGY INC. (the “Company”) for use at the Annual General Meeting (the “Meeting”) of its shareholders to be held on April 28, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. Unless otherwise stated, this Management Proxy Circular contains information as at March 5, 2010.
SOLICITATION OF PROXIES
The solicitation of proxies by management will be primarily by mail, but proxies may be solicited by directors, officers and regular employees of the Company personally, by telephone or by means of electronic communication. All costs of this solicitation will be borne by the Company.
APPOINTMENT OF PROXYHOLDERS
The individuals named in the accompanying form of proxy are directors and/or officers of the Company. A shareholder may appoint, as proxyholder or alternate proxyholder, a person or persons other than any of the persons designated in the accompanying form of proxy, and may do so either by inserting the name or names of such persons in the blank space provided in the accompanying form of proxy or by completing another suitable form of proxy.
An appointment of a proxyholder or alternate proxyholder will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company:
(a)	by facsimile to (416) 368-2502 or 1-866-781-3111,
(b)	by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1,
(c)	by hand to The Oceanic Plaza, 1600 — 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or
(d)	by Internet voting as described below,
and, in each case, must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.
In order to vote by Internet, you should have the form of proxy you received available and access the website at www.eproxyvoting.com/ivanhoeenergy. You will be prompted to enter the 13-digit Control Number which is located in a box on the reverse side of the proxy. The deadline for voting through the Internet is 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof.
If your shares are held in street name for your account, your broker or other nominee will advise you whether you may vote through the Internet. A number of banks and brokerage firms participate in programs that permit their clients to vote their shares through the Internet.

REVOCATION OF PROXIES
A shareholder who has given a proxy may revoke it:
(a)	by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing:
(i)
with CIBC Mellon Trust Company, not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used;

(ii)	at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, at which the form of proxy is to be used;
(iii)	with the chairman of the Meeting on the day of the Meeting or an adjournment thereof;
(b)
if the shareholder has given the proxy by Internet, at any time not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used, by accessing the Internet voting website at www.eproxyvoting.com/ivanhoeenergy and following the instructions to change or revoke a proxy; or

(c)	in any other manner provided by law.
The revocation of a proxy will not affect a matter on which a vote is taken before the revocation.
EXERCISE OF DISCRETION
On a poll, the nominees named in the accompanying form of proxy will vote, or withhold from voting, the common shares represented thereby in accordance with the instructions of the shareholder. The form of proxy will confer discretionary authority on the nominees named therein with respect to:
(a)	each matter or group of matters identified therein for which a choice is not specified, other than the appointment of auditors and the election of directors;
(b)	any amendment to or variation of any matter identified therein; and
(c)	any other matter that properly comes before the Meeting.
In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.
As of the date of this Management Proxy Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting, each nominee named in the accompanying form of proxy intends to vote thereon in accordance with the nominee’s best judgment.

VOTING BY NON-REGISTERED SHAREHOLDERS
Only registered shareholders of the Company or the persons they appoint as their proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the common shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the common shares. Common shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers, securities brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice of Meeting, this Management Proxy Circular, the form of proxy and other materials, if any (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.
Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either be given:
(a)
a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular form of proxy accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the form of proxy. In this case, the Non-Registered Shareholder who wishes to submit a form of proxy should properly complete the form of proxy and deposit it with the Company, c/o CIBC Mellon Trust Company, Suite 1600, The Oceanic Plaza, 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the common shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person’s name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a proxy or voting instruction form given to an Intermediary by contacting the Intermediary through which the Non-Registered Shareholder’s common shares of the Company are held and following the instructions of the Intermediary respecting the revocation of proxies. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.
VOTES NECESSARY TO PASS RESOLUTIONS
The Company’s by-laws provide that the quorum for the transaction of business at the Meeting is at least one individual present at the commencement of the Meeting holding, or representing by proxy the holder or holders of, common shares carrying, in the aggregate, not less than thirty-three and one-third percent (33 1/3%) of the votes eligible to be cast at the Meeting.
Under the Yukon Business Corporations Act (the “YBCA”) a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass a special resolution.
Shareholders will be asked to elect directors and appoint auditors for the ensuing year. If there are more nominees for election as directors or appointment as the Company’s auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.
At the Meeting, shareholders will be asked to consider and, if thought advisable, to pass an ordinary resolution, the full text of which is set out in Schedule “A” hereto (the “Equity Incentive Plan Amendment Resolution”), all as more particularly described in this Management Proxy Circular under “Particulars of Matters to Be Acted Upon — Amended and Restated Equity Incentive Plan”, authorizing the Company to amend and restate the Company’s existing Equity Incentive Plan (the “Existing Plan”) to: (i) adopt a “rolling” plan provision pursuant to which the Company would be authorized to allocate for issuance, and issue, up to a maximum of 7% of the common shares of the Company issued and outstanding from time to time under the amended Equity Incentive Plan; (ii) increase the maximum number of common shares which may be allocated for issuance under the Bonus Plan component of the Existing Plan from 2,900,000 common shares to 3,400,000 common shares; (iii) modify the “cashless exercise” option provisions to delete the requirement for approval by the board of directors of the Company; and (iv) make certain other technical amendments to the Existing Plan. The Equity Incentive Plan Amendment Resolution is an ordinary resolution and, as such, requires approval by a majority of the votes cast by shareholders at the Meeting.
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company or is a proposed nominee for election as a director of the Company (or an associate or affiliate of such director, director nominee or executive officer) at any time since the beginning of the Company’s last financial year in any matter to be acted upon at the Meeting other than the election of directors and the Equity Incentive Plan Amendment Resolution.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
The Company has an authorized capital consisting of an unlimited number of common shares without par value and an unlimited number of preference shares without par value.
As of March 5, 2010 the Company had outstanding 324,928,513 fully paid and non-assessable common shares without par value, each carrying the right to one vote. As of such date, there were no preference shares issued and outstanding.
A holder of record of one or more common shares on the securities register of the Company at the close of business on Thursday, March 11, 2010, (the “Record Date”) who either attends the Meeting personally or deposits a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have such common shares voted at the Meeting, except to the extent that:
(a)	the shareholder has transferred the ownership of any such common shares after the Record Date, and
(b)
the transferee produces a properly endorsed share certificate for, or otherwise establishes ownership of, any of the transferred common shares and makes a demand to CIBC Mellon Trust Company no later than 10 days before the Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

To the knowledge of the Company’s directors and executive officers, as at March 5, 2010:
(a)
the only person who beneficially owns, or controls or directs, directly or indirectly, common shares carrying 10% or more of the voting rights attached to all outstanding common shares of the Company, and the approximate number of common shares so owned, controlled or directed, and the percentage of voting shares of the Company represented by such shares; and

(b)	the aggregate share ownership by the current directors and executive officers of the Company as a group are:

	Number		Percentage of Shares
Name and Address	of Shares(1)		Outstanding(1)

Robert M. Friedland Singapore	52,911,725	(2)	15.91%

Directors and Executive Officers as a Group	63,194,678	(3)(4)	19.00%

(1)
Beneficial ownership is determined in accordance with applicable securities laws and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2)
Includes 2,200,000 unissued common shares issuable upon the exercise of outstanding share purchase warrants and 1,500,000 vested options. 417,105 common shares and 1,500,000 vested options are held directly by Mr. Friedland. 48,794,620 common shares and 2,200,000 warrants are held indirectly, through Newstar Securities SRL, Premier Mines SRL and Evershine SRL, companies controlled by Mr. Friedland.

(3)	Includes 7,674,275 unissued common shares issuable to directors and executive officers upon exercise of incentive stock options and outstanding share purchase warrants.

(4)	Includes common shares beneficially owned, directly and indirectly, by Robert M. Friedland.

ELECTION OF DIRECTORS
The Company’s articles provide that the number of directors of the Company will be a minimum of three and a maximum of thirteen. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director’s office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual meeting of the Company or, if no director is then elected, until a successor is elected.
The following tables provide information on the nominees proposed for election to the Company’s board of directors. Included in these tables is information relating to each nominee’s committee memberships, meeting attendance, public board memberships, equity ownership, principal occupation, business or employment and the period of time during which each has been a director of the Company. This information is as at March 5, 2010.

Management’s nominees for election as directors are as follows:

A. Robert Abboud
Barrington Hills, IL, USA
Age: 80
Director Since: 2006
Director Status:
Independent(2)
Areas of Experience:
Board
Banking
International Finance
International Project
  Management
Public Capital Markets
Robert Abboud is President and CEO of A. Robert Abboud and Company, a private investment company. He has enjoyed a 46-year career in oil and gas, banking and foreign affairs. He was previously President and Chief Operating Officer of Occidental Petroleum Corporation, Chairman and CEO of First Chicago Corporation and The First National Bank of Chicago, Chairman and CEO of First City Bancorporation of Texas, Chairman of ACB International, Ltd., a joint venture which included the Bank of China and a subsidiary of the Chinese Ministry of Foreign Relations and Trade. Mr. Abboud has served as a member of the Board of Directors of AMOCO and as Audit Committee Chairman for AAR Corporation, Alberto-Culver Company, Hartmarx Corporation, ICN Pharmaceuticals Inc. and Inland Steel Industries.
Mr. Abboud was appointed as Co-Chairman and Independent Lead Director of the Company in May 2006 and serves as a member of the Audit, Compensation and Benefits, Nominating and Corporate Governance and Executive Committees.
B.A. (Cum Laude), 1951, Harvard College; J.D., 1956, Harvard Law School; M.B.A., 1958 — Baker Scholar, Harvard Business School; Certified Commercial Lender, 1975, American Bankers Association; Member Illinois, Massachusetts and Federal Bar and the American Bar Association.
Principal Occupation, Business or Employment
President and CEO, A. Robert Abboud and Company (1984 — present)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:

Board of Directors	10 of 10	100%	n/a	n/a
Audit	6 of 6	100%
Compensation and Benefits	6 of 6(10)	100%
Nominating and Corporate Governance	4 of 4	100%
Executive(16)	0 of 0	N/A

Total:	26 of 26	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2010	500,000	$1,795,000	See note 8.
2009	500,000	$355,000	See note 8.
2008	200,000	$376,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	150,000	49,500/100,500(14)	Cdn$1.51	150,000	Cdn$312,000
May 29, 2008	May 29, 2013	50,000	50,000/0	US$2.69	50,000	US$39,000
May 15, 2006	May 15, 2011	580,000	364,000/ 16,000(11) (12)	US$2.85	480,000(12)	US$297,600

Robert M. Friedland
Singapore
Age: 59
Director Since: 1995
Director Status:
Non-Independent(1)
Areas of Experience:
CEO/Board
Finance
Mining Industry
Public Capital Markets
Managing/Leading Growth
Robert Friedland, a co-founder of Ivanhoe Energy Inc., has been a director of the Company since 1995, Deputy Chairman from 1999 to 2008, and was appointed as the Executive Co-Chairman, President and Chief Executive Officer of the Company in May, 2008. Mr. Friedland has been the Chair of the Executive Committee since its formation in October, 2008. Mr. Friedland is the founder and Executive Chairman of Ivanhoe Mines Ltd., a Canadian public company with extensive operating, development and exploration interests in several countries in the Asia Pacific region.
Mr. Friedland is also Chairman and President of Ivanhoe Capital Corporation, a private company based in Singapore and Beijing that specializes in providing venture capital and project financing for international business enterprises, predominantly in the fields of energy and minerals. Mr. Friedland has also been the Chairman of Ivanhoe Nickel & Platinum Ltd. since 2000 and was President from 2003 to 2008, and has been Chairman of Potash One Inc. since May, 2009.
Mr. Friedland was named 2006 Mining Person of the Year by the Northern Miner publishing group of Canada. Following his role in the discovery and sale of the Voisey’s Bay nickel-copper-cobalt deposit in Eastern Canada, Mr. Friedland was named Developer of the Year in 1996 by the Prospectors and Developers Association of Canada for his work in establishing and financing companies engaged in mineral exploration and development around the world.
B.A., 1974, Political Science, Reed College.
Principal Occupation, Business or Employment
Executive Chairman, Ivanhoe Mines Ltd. (March 1994 — present); Chairman (January, 1991 — present) and President (July, 1988 — present), Ivanhoe Capital Corporation; Chairman, Potash One Inc. (May, 2009 — present);

Board/Committee			Public Board Membership:
Membership:	Attendance:		Company:	Since:

Board of Directors	9 of 10	90%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(17)	1994
Executive(16)	0 of 0	N/A
Total:	9 of 10	90%	Ivanhoe Australia Limited (ASX)(17)	2007
			Potash One Inc. (TSX)	2009
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common hares(4)	Minimum Required
2010	51,411,725(22)	$176,670,093	See note 13.
2009	51,411,725(22)	$36,502,325	See note 13.
2008	51,011,725(3)	$91,766,043	See note 13.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)

Mar 5, 2008	Mar 5, 2013	2,500,000	1,500,000/1,000,000	Cdn$1.61	2,500,000	Cdn$4,950,000

Dr. Robert G. Graham
Ottawa, ON, Canada
Age: 56
Director Since: 2005
Director Status:
Non-Independent(1)(7)
Areas of Experience:
CEO/Board
Chemical Engineering
Petroleum Engineering
Project Management
Oil and Gas Industry
Dr. Robert Graham is the co-founder, Chairman and Chief Executive Officer of Ensyn Corporation. He has been working on the commercial development of the RTP™ biomass refining and petroleum upgrading technologies since the early 1980’s. This work culminated in the development of commercial RTP applications in the wood industry in the late 1980’s and the establishment of Ensyn Renewables Inc. to capitalize on commercial projects for this business. In 1997, Dr. Graham initiated the application of this commercial RTP™ technology in the petroleum industry.
Dr. Graham has been a director with the Company since April, 2005 and was the Company’s Chief Technology Officer from April 1 to September 19, 2007.
B.Sc., 1974, Carlton University; B.Sc. Honours, 1976, Carleton University; M.Eng., 1978, University of Western Ontario; Ph.D., 1993, Chemical Engineering University of Western Ontario.
Principal Occupation, Business or Employment
Chairman (June 2007 — present) and Chief Executive Officer (July 2008 - present) of Ensyn Corporation; President and Chief Executive Officer, Ensyn Corporation (April 2005 — June 2007); Chairman and Chief Executive Officer, Ensyn Group (October 1984 — April 2005)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:

Board of Directors	10 of 10	100%	n/a	n/a
Total:	10 of 10	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required

2010	4,496,726	$16,143,246	See note 8.
2009	4,545,112	$3,227,030	See note 8.
2008	4,725,112	$8,883,211	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	50,000	0/50,000(15)	Cdn$1.51	50,000	Cdn$104,000
May 29, 2008	May 29, 2013	50,000	50,000/0	Cdn$2.66	50,000	Cdn$46,500
Mar. 8, 2007	Mar. 8, 2012	200,000	160,000/40,000(18)	Cdn$2.29	200,000	Cdn$260,000
May 4, 2006	May 4, 2011	50,000	40,000/10,000	Cdn$3.12	50,000	Cdn$23,500
May 5, 2005	May 5, 2010	150,000	150,000/0	Cdn$3.01	150,000	Cdn$87,000

Robert A. Pirraglia
Boca Raton, FL, USA
Age: 60
Director Since: 2005
Director Status: Independent(2) (7)
Areas of Experience:
Board
Law
Finance
International Project
   Management
Public Capital Markets
Robert Pirraglia is an engineer and attorney with more than 25 years of experience in the development of energy projects and projects employing innovative technologies. He currently serves as Executive Vice President and director of Ensyn Corporation and is also a director of Pirraglia Associates, Inc. and RRP Development Holdings, LLC. In addition to being a founder and manager of several energy and waste processing companies, Mr. Pirraglia provided management and business consulting services to various U.S., Canadian and European companies.

Mr. Pirraglia has been a director of the Company since April 2005 and acted as the Chair of the Business Development Committee from August, 2007 until May, 2008. Mr. Pirraglia is currently a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee. B.E.E., 1969, New York University; J.D., 1974, Fordham University School of Law.

Principal Occupation, Business or Employment
Executive Vice President, Ensyn Corporation (October 2007 — Present); Chief Operating Officer and Vice President, Ensyn Corporation (April 2005 — October 2007); Chief Operating Officer and Vice President, Ensyn Group, Inc. (September 1998 — April 2005)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	10 of 10	100%	n/a	n/a
Compensation and Benefits	6 of 6	100%
Nominating and Corporate Governance	4 of 4	100%

Total:	20 of 20	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2010	240,396	$863,022	See note 8.
2009	233,396	$165,711	See note 8.
2008	223,396	$419,984	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	50,000	0/50,000(15)	Cdn$1.51	50,000	Cdn$104,000
May 29, 2008	May 29, 2013	50,000	50,000/0	US$2.69	50,000	US$39,000
May 3, 2007	May 3, 2012	50,000	50,000/0	US$2.06	50,000	US$70,500
May 4, 2006	May 4, 2011	50,000	40,000/10,000	US$2.80	50,000	US$33,500
May 5, 2005	May 5, 2010	200,000	200,000/0	US$2.42	200,000	US$210,000

Howard R. Balloch
Beijing, China
Age: 58
Director Since: 2002
Director Status:
Independent(2)
Areas of Experience:
CEO/Board
Finance
Governance
Compensation
International Politics
Public Capital Markets
Howard Balloch is President and founding member of the investment advisory firm, The Balloch Group. A veteran Canadian diplomat, Mr. Balloch began serving as Canada’s ambassador to the People’s Republic of China, Mongolia and the Democratic People’s Republic of Korea in 1996 after a 20-year career in the Government of Canada’s Department of Foreign Affairs and International Trade.
Mr. Balloch was the President and Chief Executive Officer of the Canada China Business Council from 2001 until 2006. Mr. Balloch has been a director of the Company since January, 2002. Presently, Mr. Balloch is the Chair of both the Nominating and Corporate Governance and Compensation and Benefits Committees and a member of the Audit and Executive Committees.
Université Laval, 1969; B.A.(Honours) Political Science and Economics, McGill University, 1971; M.A. International Relations, McGill University,1972; PhD Studies, University of Toronto; Fondation Nationale de Sciences Politiques, Paris, 1973-76.
Principal Occupation, Business or Employment
President, The Balloch Group (July 2001 — present); President, Canada China Business Council (July 2001 — 2006); Canadian Ambassador to China, Mongolia and Democratic Republic of Korea (April 1996 — July 2001)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	9 of 10	90%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(17)	2005
Audit	6 of 6	100%
Compensation and Benefits — Chair	6 of 6	100%	Methanex Corporation (TSX; NASDAQ)	2004
Nominating and Corporate Governance — Chair	4 of 4	100%	Tiens Biotech Group USA Inc. (AMEX; OTCBB) (Audit Committee Chair - 2005-Present)	2003
Executive(16)	0 of 0	N/A

Total:	25 of 26	96%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2010	50,000	$179,500	See note 8.
2009	50,000	$35,500	See note 8.
2008	50,000	$94,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	50,000	0/50,000(15)	Cdn$1.51	50,000	Cdn$104,000
May 29, 2008	May 29, 2013	50,000	50,000/0	Cdn$2.66	50,000	Cdn$46,500
May 3, 2007	May 3, 2012	50,000	50,000/0	Cdn$2.30	50,000	Cdn$64,500
May 4, 2006	May 4, 2011	50,000	40,000/10,000	Cdn$3.12	50,000	Cdn$23,500
May 5, 2005	May 5, 2010	50,000	50,000/0	Cdn$3.01	50,000	Cdn$29,000

Brian F. Downey
Lake in the Hills, IL, USA
Age: 68
Director Since: 2005
Director Status:
Independent(2)
Areas of Experience:
CEO/Board
Banking
Finance
Public Capital Markets
From 1986 to 1995, Mr. Downey was President and CEO of Credit Union Central of Canada, the national trade association and national liquidity facility for all credit unions in Canada. Mr. Downey went on to become a partner and the CEO of Lending Solutions, Inc., a full-service loan call centre located in the U.S. whose clients are primarily U.S. and Canadian financial institutions.
Mr. Downey joined the Board of Directors in July, 2005 and was appointed Chairman of the Audit Committee at that time. Mr. Downey also serves as a member of the Compensation and Nominating and Corporate Governance Committees.

C.M.A., 1972, University of Manitoba; Member of the Society of Management Accountants of Ontario.
Principal Occupation, Business or Employment

President, Downey & Associates Management Inc. (July 1986 — present); Partner/Owner, Lending Solutions, Inc. (November 1995 — January 2002); Financial Advisor, Lending Solutions Inc. (January 2002 — present).

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:
Board of Directors	10 of 10	100%	n/a	n/a
Audit — Chair	6 of 6	100%
Compensation and Benefits	6 of 6	100%
Nominating and Corporate Governance	3 of 3(9)	100%

Total:	25 of 25	100%
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2010	100,000	$359,000	See note 8.
2009	100,000	$71,000	See note 8.
2008	50,000	$94,000	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	50,000	0/50,000(15)	Cdn$1.51	50,000	Cdn$104,000
May 29, 2008	May 29, 2013	50,000	50,000/0	US$2.69	50,000	US$39,000
May 3, 2007	May 3, 2012	50,000	50,000/0	US$2.06	50,000	US$70,500
May 4, 2006	May 4, 2011	50,000	10,000/10,000	US$2.80	20,000(19)	US$13,400
Jul. 22, 2005	Jul. 22, 2010	150,000	130,000/0	US$2.32	130,000(20)	US$149,500

Peter G. Meredith
Vancouver, British
Columbia, Canada
Age: 66
Director Since: 2007
Director Status:
Non-Independent(1)
Areas of Experience:
CEO/Board
Finance
Mining Industry
Public Capital Markets
Mr. Peter Meredith joined the Board of Directors of the Company in December, 2007 and serves as a member of the Executive Committee.
Mr. Meredith is the Deputy Chairman of Ivanhoe Mines Ltd. since May, 2006 and oversees the business development and corporate relations of the company. Mr. Meredith was the Chief Financial Officer of Ivanhoe Mines Ltd. from May, 2004 to May, 2006 and from June, 1999 to November, 2001. He served as a director of the Company from 1996 to 1999 and as its Chief Financial Officer from 1999 to 2000. Mr. Meredith is presently the Chairman of SouthGobi Energy Resources Ltd. and was the Chief Executive Officer of the company from June, 2007 to October, 2009.
Prior to joining Ivanhoe Mines Ltd., Mr. Meredith spent 31 years with Deloitte & Touche LLP, chartered accountants, and retired as a partner in 1996. Mr. Meredith is a Chartered Accountant and is a member of the Institute of Chartered Accountants of British Columbia, the Institute of Chartered Accountants of Ontario and the Ordre des Comptables Agrees du Quebec. He is also a Certified Management Accountant and is a member of the Certified Management Accountants Society of British Columbia.
Certified as a Chartered Accountant by the Canadian Institute of Chartered Accountants (1968); Certified Management Accountants designation by the Society of Management Accountants of Canada (1971).
Principal Occupation, Business or Employment
Deputy Chairman, Ivanhoe Mines Ltd. (May 2006 — present); Chairman, SouthGobi Energy Resources Ltd. (October 2009 — present); Chief Executive Officer, SouthGobi Energy Resources Ltd. (June 2007 — October 2009); Chief Financial Officer, Ivanhoe Capital Corporation (1996 — March 2009)

Board/Committee			Public Board Membership
Membership:	Attendance:		Company:	Since:

Board of Directors	10 of 10	100%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(17)	2005
Executive Committee(16)	0 of 0	N/A
Total:	10 of 10	100%	SouthGobi Energy Resources Ltd. (TSX-V)(17)	2003
			Entrée Gold Inc. (TSX; AMEX)	2004
			Great Canadian Gaming Corporation (TSX)	2000
			Ivanhoe Australia Limited (ASX)(17)	2006
Common Shares Beneficially Owned, Controlled or Directed:

		Total Market Value of
Year	Common Shares(3)	Common Shares(4)	Minimum Required
2010	48,000(21)	$134,625	See note 8.
2009	48,000(21)	$34,080	See note 8.
2008	48,000(21)	$90,240	See note 8.
Options Held:

Date	Expiry	Number	Vested /	Exercise	Total	Value of Options
Granted	Date	Granted	Unvested	Price(5)	Unexercised	Unexercised(6)
April 29, 2009	April 29, 2016	50,000	0/50,000(15)	Cdn$1.51	50,000	Cdn$104,000
May 29, 2008	May 29, 2013	50,000	50,000/0	Cdn$2.66	50,000	Cdn$46,500
Mar 11, 2008	Mar 11, 2013	100,000	40,000/60,000	Cdn$1.68	100,000	Cdn$191,000
Dec 19, 2007	Dec 19, 2012	150,000	90,000/60,000	Cdn$1.52	150,000	Cdn$310,500

NOTES:

(1)	See the section entitled “Corporate Governance” starting on page 40 for a description of the reasons why the Company does not consider this nominee to be independent.

(2)	“Independent” refers to the standards of independence established under Canadian Securities Administrators’ National Instrument 58-101 and the NASDAQ Marketplace Rules.

(3)
“Common Shares” refers to the number of common shares beneficially owned, or over which control or direction is exercised, by the nominee as of March 5, 2010, February 27, 2009 and March 31, 2008, respectively. Unissued common shares subject to warrants are deemed outstanding for the purpose of computing the beneficial ownership of common shares and are included in the “Common Shares”. Unissued common shares issuable upon the exercise of options or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are excluded from the “Common Shares” and are reported as “Options Held” in the tables on pages 9 through 15.

(4)
“Total Market Value” is calculated by multiplying the Canadian dollar closing price of the common shares on the Toronto Stock Exchange on each of March 5, 2010 ($3.59), February 27, 2009 ($0.71) and March 31, 2008 ($1.88), respectively, by the number of common shares held by the nominee as of those dates, excluding any unissued common shares issuable pursuant to the exercise of share purchase warrants or other convertible securities.

(5)	“Exercise Price” is an amount equal to not less than 100% of the weighted average price of the Company’s shares during the five trading day period preceding the date of grant.

(6)
For those options priced in Canadian dollars, the “Value of Unexercised Options” is calculated on the basis of the difference between the closing price of the common shares on the Toronto Stock Exchange on March 5, 2010 ($3.59) and the Exercise Price of the options multiplied by the number of unexercised options on March 5, 2010, vested and unvested. For those options priced in U.S. dollars, the value is calculated using the closing price of the common shares on the NASDAQ on March 5, 2010 ($3.47).

(7)
Under the terms of the Company’s April 2005 acquisition of Ensyn Group, Inc. (“Ensyn”), the Company granted to Ensyn the right to designate two individuals for appointment to the Company’s board of directors and agreed to use reasonable best efforts to nominate Ensyn’s designees for re-election to the board of directors annually for at least five years. Ensyn’s designees, Dr. Robert Graham and Mr. Robert Pirraglia, were originally appointed to the board of directors on April 15, 2005.

(8)
In 2007 the Company adopted a policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer. Each non-management director was required to meet this minimum threshold on or before the later of March 8, 2009 or the second anniversary of his initial appointment or election to the board. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold. In May, 2009, the directors’ basic annual retainers were increased to U.S. $80,000 for the Lead Director and U.S. $40,000 for each other non-management director, and the minimum market value threshold for purposes of the policy is therefore currently U.S. $240,000 for the Lead Director and U.S.$120,000 for the other non-management directors. Each non-management director has met the current minimum market value threshold and is in compliance with the policy.

(9)
Mr. Downey became a member of the Nominating and Corporate Governance Committee on April 15, 2009 and attended the three meetings of the Nominating and Corporate Governance Committee held after that date in 2009.

(10)
Mr. Abboud became a member of the Compensation and Benefits Committee on April 15, 2009 and attended the five meetings of the Compensation and Benefits Committee held after that date in 2009. As Independent Lead Director, Mr. Abboud participated ex-officio in the first meeting of the Compensation and Benefits Committee in March, 2009.

(11)	This option grant vests 20% on the date of the grant, and 20% on each of the four anniversaries thereafter, and will be fully vested on May 15, 2010.

(12)	Mr. Abboud exercised 100,000 options on June 4, 2008.

(13)
In 2007 the Company adopted a policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the Company’s Chief Executive Officer to hold common shares having an aggregate market value equal to not less than 3 times his annual salary by no later than the second anniversary of his appointment as Chief Executive Officer. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require the Chief Executive Officer to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his annual salary. Once the Chief Executive Officer attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold. The Company’s current Chief Executive Officer, Robert M. Friedland has elected not to draw an annual salary from the Company. He is, however, as the Company’s largest shareholder, considered to be in compliance with the policy.

(14)	The 150,000 options granted on April 29, 2009 vest, as to 33.3%, on the date of grant and, as to the balance, on April 28, 2010.

(15)	The 50,000 options granted on April 29, 2009 fully vest on April 29, 2010.

(16)	The Executive Committee did not hold any meetings in 2009. For further information, please see “Other Board Committees”.

(17)
Each of Messrs. Friedland, Balloch and Meredith serve on the board of directors of Ivanhoe Mines Ltd. Each of Messrs. Friedland and Meredith serve on the board of directors of Ivanhoe Australia Limited. Mr. Meredith also serves on the board of directors of SouthGobi Energy Resources Ltd.

(18)
Mr. Graham was awarded the 200,000 options in his capacity of interim Chief Technology Officer in recognition of the achievement of certain milestones. Of the 200,000 options granted on March 8, 2007: 100,000 of the options vested 20% on the date of the grant, 20% will vest on each of the four anniversaries thereafter, and will be fully vested on March 8, 2011; 80,000 of the options vested on September 19, 2007; and, 20,000 of the options vested on October 4, 2007.

(19)	Mr. Downey exercised 30,000 options on June 25, 2008.

(20)	Mr. Downey exercised 20,000 options on June 25, 2008.

(21)	Includes 37,500 common shares purchased on April 24, 2008, and 10,500 warrants purchased on April 23, 2008.

(22)	Includes 2,200,000 unissued common shares issuable to Mr. Friedland upon the exercise of outstanding share purchase warrants.
Summary of Board and Committee Meetings Held
The following table summarizes the meetings of the Board, the Committees and the non-management directors held during the year ended December 31, 2009:

Board of Directors	10
Audit Committee	6
Compensation and Benefits Committee	6
Corporate Governance and Nominating Committee	4
Non-Management Directors	2
Executive Committee	0
During 2009, 5 of the 10 meetings of the board were held by teleconference. In addition, there were 14 resolutions passed in writing by the board in 2009. Resolutions in writing must be executed by all of the directors entitled to vote on a matter.

STATEMENT OF EXECUTIVE COMPENSATION
In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of each person who served as the Company’s Chief Executive Officer or Chief Financial Officer during the 2009 fiscal year, and each of the Company’s three most highly compensated executive officers whose annual aggregate compensation for the 2009 fiscal year exceeded Cdn.$150,000 (collectively, the “Named Executive Officers”).
COMPENSATION DISCUSSION AND ANALYSIS
Compensation and Benefits Committee, Philosophy and Goals
The Company’s executive compensation program is administered by the Compensation and Benefits Committee (the “Compensation Committee”). The members of the Compensation Committee are all independent, non-management directors. Following review and approval by the Compensation Committee, decisions relating to executive compensation are reported to, and approved by, the full Board of Directors.
In determining the nature and quantum of compensation for the Company’s executive officers the Company is seeking to achieve the following objectives, in approximately an equal level of importance:
•	to provide a strong incentive to management to contribute to the achievement of the Company’s short-term and long-term corporate goals;
•	to ensure that the interests of the Company’s executive officers and the interests of the Company’s shareholders are aligned;
•	to enable us to attract, retain and motivate executive officers of the highest calibre in light of the strong competition in the Company’s industry for qualified personnel;
•
to recognize that the successful implementation of the Company’s corporate strategy cannot necessarily be measured, at this stage of its development, only with reference to quantitative measurement criteria of corporate or individual performance; and

•	to provide fair, transparent, and defensible compensation
Recent Developments Relating to Executive Compensation
Effective November 15, 2009, Mr. Gerald Schiefelbein was appointed Chief Financial Officer of the Company to succeed Mr. Gordon Lancaster following his retirement. Effective October 1, 2009, Mr. David Dyck was appointed President and Chief Executive Officer of Ivanhoe Energy Canada Inc. Mr. Dyck was also appointed Executive Vice President, Capital Markets, of the Company on January 26, 2010.
How We Make Compensation Decisions
The Compensation Committee oversees and sets the general guidelines and principles for the implementation of the Company’s executive compensation policies, assesses the individual performance of the Company’s executive officers and makes recommendations to the Board of Directors. Based on these recommendations, the Board of Directors makes decisions concerning the nature and scope of the compensation to be paid to the Company’s executive officers. The Compensation Committee bases its recommendations to the Board on its compensation philosophy and on individual and corporate performance.
The Compensation Committee annually reviews, and recommends to the Board, the cash compensation, any performance bonus and overall compensation package for each of the Corporation’s executive officers.

Decisions for base salary adjustments are usually made during the first quarter of a new fiscal year. Although specific individual targets were not set for executives for the 2009 year, in the normal course, targets for performance bonuses for the next fiscal year are set prior to the beginning of the next fiscal year, and decisions on actual bonuses, are made at some point during the first quarter following the end of the fiscal year. Incentive awards may be made at any time during the year, but are ordinarily made during the first quarter following the end of the fiscal year. In the ordinary course, management presents its compensation recommendations for consideration by the Compensation Committee.
The Compensation Committee may seek compensation advice where appropriate from consultants, although the Compensation Committee did not engage outside consultants for 2009. In 2007, the Company adopted a compensation program based on a series of quantitative and qualitative compensation parameters for the Company’s executive officers and the Company’s non-executive management personnel. This program was based on a 2005 report prepared by an external consultant and an internal review of the Company’s compensation policies and practices. The compensation program was designed to provide incentives to work for, and stay with, the Company, to drive strong Company performance, and to differentially reward skills more critical to the Company’s business plans. During the fourth quarter of 2008 and the first quarter of 2009, the Company’s financial position was relatively weak. Accordingly, virtually all executive compensation decisions during that time were based on the Company’s ability to pay and the principles upon which the 2007 compensation program were based were largely subordinated to this overriding consideration. In addition, no performance targets or objectives were adopted upon which to base executive compensation decisions for the 2009 fiscal year.
The Company’s financial position improved during the second quarter of 2009 through the first quarter of 2010. Since no performance targets or objectives were adopted upon which to base executive compensation decisions for the 2009 fiscal year, the Compensation Committee based its decisions for purposes of establishing 2010 base salaries and bonuses for the 2009 fiscal year on available industry data and the role played by senior management in corporate performance and achievements during 2009.
Based on the significant changes to the Company’s executive management team during the second half of 2009, the Compensation Committee decided to adopt a new compensation program for 2009 and subsequent years and has instructed senior management to make a series of executive compensation proposals to the Compensation Committee for its consideration by the second quarter of 2010.
Elements of Total Compensation
The compensation that the Company pays to its executive officers generally consists of base salary, annual performance bonuses (in cash, fully paid common shares, or a combination thereof) and equity incentives. The Company’s compensation policy reflects a belief that an element of total compensation for the Company’s executive officers should be “at risk” in the form of common shares or incentive stock options, so as to create a strong incentive to build shareholder value. In setting compensation levels, the Compensation Committee takes into account an executive’s past performance, future expectations for performance and also considers both the cumulative compensation being granted to executives as well as internal comparisons amongst the Company’s executives. At this stage of the Company’s development, the Company also considers the available cash resources of the Company.

The following summarizes the primary purpose of each compensation element and its emphasis:
•	Base salary — paid in cash as a fixed amount of compensation for performing day-to-day responsibilities.
•	Performance Bonus — Annual bonus awards, paid in common shares or cash, or both, earned for achieving strategic corporate, business unit or individual goals.
•
Incentive Awards — Equity incentives, in the form of stock options, granted to align compensation with achievement of the Company’s goals, creation of shareholder value, and retention of executives over a longer period.

In making compensation decisions in respect of these elements, the Compensation Committee considers both the cumulative compensation being granted to executives as well as internal comparisons amongst the Company’s executives.
Peer Comparator Group
The original salary ranges for the Company were established in 2005 with reference to a number of Canadian and United States based oil and gas companies with international operations and similar market capitalizations; North America based energy focused technology companies with somewhat comparable market capitalizations, and United States based junior oil and gas companies. The comparator group established in 2005 is no longer considered relevant and a new comparator group is being established as part of the process of establishing a new executive compensation program for 2010 and subsequent years. For purposes of establishing 2010 base salaries and bonuses for the 2009 fiscal year, the Compensation Committee relied upon externally generated compensation data in respect of the Canadian oil and gas industry, primarily in the category of exploration and production companies.
Base Salary
The base salaries of the Company’s executive officers are determined at the commencement of employment as an executive officer by the terms of the executive officer’s employment contract. The base salary is determined by a subjective assessment of each individual’s performance, experience and other factors the Company believes to be relevant, including prevailing industry demand for personnel having comparable skills and performing similar duties, the compensation the individual could reasonably expect to receive from a competitor and the Company’s ability to pay. In the past, the Company has considered recommendations from outside compensation consultants and used compensation data obtained from publicly available sources.
Under the Company’s 2007 compensation program, salary levels have historically been assessed using a pay grade system that is consistent with industry practice. Each of the Company’s employees, including the Company’s executive officers, is placed in a pay grade based upon his or her knowledge, skills and relevant experience and credentials. Annual salary increases are made based on performance and relative position within a pay grade. Performance will be assessed and rated based on agreed objectives and behaviors. A simple three-tiered rating system is used for salaries, with top performers rewarded the highest, regular performers rewarded consistent with average industry trends and bottom performers receiving little or no salary increases. The Compensation Committee also considers retention risks, succession requirements and compensation changes in the market in determining salaries. The Compensation Committee does not anticipate that this approach will materially change when a new compensation program is adopted during 2010.
Annual Bonus
Under the 2007 compensation program, the intent of awarding an annual bonus has been to provide competitive near-term compensation. The program calls for the same pay grade system used to establish base salary to be used for determining the target and maximum bonus that is achievable by an employee.

Bonus award levels for executive officers and senior non-executive management personnel are to be based on a targeted percentage of base salary and determined with regard to job specific criteria in addition to overall corporate performance, which is assessed relative to new project development and the achievement of business plan and technology development goals. Other goals in respect of overall corporate performance include production targets, investor and corporate communications, staffing and business development. An individual executive’s bonus is to be assessed by allocating a lesser or greater percentage of the executive’s target bonus to business targets within his or her sphere of influence.
The composition of annual bonus awards is usually a combination of the Company’s common shares and cash. In order to preserve cash, bonus awards consist predominantly of common shares with a significantly smaller cash component to facilitate the recipient’s ability to pay applicable income taxes.
Under the existing compensation program, for executive officers, potential bonus amounts were expected to range from 40% of salary (target) and 60% of salary (maximum) for the Company’s Chief Financial Officer and 25%-30% of salary (target) and 37.5%-45% of salary (maximum) for other executive officers. In the ordinary course, 90% of the targeted bonus amount is earned through the achievement of measurable defined corporate objectives, including share price, net income, net operating cash flow and net production, as well as other specific corporate and individual goals, and 10% of the targeted bonus is based on discretionary factors. However, for the 2009 year, specific performance targets for individual executives were not set for executives, who were evaluated subjectively in terms of their contribution during 2009 to overall corporate objectives and the corporate business plan.
Incentive Compensation
The relationship of corporate performance to executive compensation under the Company’s executive compensation program is created, in part, through equity compensation mechanisms. Incentive stock options, which vest and become exercisable through the passage of time, link the bulk of the Company’s equity-based executive compensation to shareholder return, measured by increases in the market price of the Company’s common shares. All outstanding stock options that have been granted under the Company’s Equity Incentive Plan were granted at prices not less than 100% of the fair market value of the Company’s common shares on the dates such options were granted.
The Company continues to believe that stock-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock appreciation. Stock-based incentives awarded to the Company’s executive officers have been traditionally based upon the Compensation Committee’s subjective evaluation of each executive officer’s ability to influence the Company’s long-term growth and to reward outstanding individual performance and contributions to the Company’s business. Other factors influencing the Company’s recommendations respecting the nature and scope of the equity compensation and equity incentives to be awarded to the Company’s executive officers in a given year have included: awards made in previous years and, particularly in the case of equity incentives, the number of incentive stock options that remain outstanding and exercisable from grants in previous years and the exercise price and the remaining exercise term of those outstanding stock options.

The intent of the Company’s incentive compensation under the compensation program has been to provide retention incentives to employees and prospective employees that are superior to incentive compensation offered by our competition. Under the program, the Company has used the same pay grade system for outlining the target and maximum incentive compensation that is achievable for an executive or employee. For executives and higher pay grade employees, annual incentive compensation awards will be provided based on specific performance criteria, value to the Company in terms of skills, knowledge and experience, completion of specific projects as well as subjective criteria. Incentive compensation awards for executives and upper pay grade employees are expected to include stock options and may in the future include other securities such as restricted shares.
Option exercise periods and vesting schedules for options granted to executive officers are determined, on a case by case basis, by the Compensation Committee and the Board. Although the Company has traditionally taken an approach to vesting that is based on the passage of time, the Company has, in appropriate circumstances, granted options with vesting schedules based on the achievement of specified corporate objectives.
2009 EXECUTIVE COMPENSATION DECISIONS
Salary Compensation
Robert Friedland, Executive Co-Chairman, President and Chief Executive Officer, has voluntarily waived a cash salary from the Company.
The base salaries of Messrs. Schiefelbein and Dyck, who were hired during 2009, were set by the terms of their respective employment contracts which are described under “Termination and Change of Control Benefits” and were based on competitive market factors, level of experience and scope of responsibility.
The overall approach taken by the Compensation Committee in establishing base salaries for its executives during the 2010 fiscal year was to simply increase base salaries for all of the Company’s executives by 4.2%, which represented the average increase in base salaries for executives of Canadian exploration and production companies reported as part of the externally generated compensation data in respect of the Canadian oil and gas industry upon which the Compensation Committee relied.
Bonus Compensation
In March 2010, the Compensation Committee decided to create a bonus pool having an aggregate value of approximately $1.4 million from which bonuses for the entire Company will be drawn, including individual bonus awards to its executive officers, including the Named Executive Officers (the “2009 Bonus Pool”). The quantum of the 2009 Bonus Pool represents approximately 18.7% of the aggregate base salaries paid by the Company to its executive officers and other senior management staff during the 2009 fiscal year and is consistent with average aggregate bonus awards, as a percentage of base salary, that the Compensation Committee understands that Canadian exploration and production companies have paid or intend to pay based on the externally generated compensation data in respect of the Canadian oil and gas industry upon which the Compensation Committee relied. The Compensation Committee has also allocated an additional $250,000 for payment of additional bonuses to executives perceived by the Compensation Committee as having achieved extraordinary performance.

The Compensation Committee has requested that the Company’s Chief Executive Officer, who does not accept any salary or bonus, make recommendations to the Compensation Committee as to the allocation of the 2009 Bonus Pool among the Company’s other executive officers. The Compensation Committee will take these recommendations into account in making bonus awards from the 2009 Bonus Pool to individual executives and senior management staff. Since specific quantitative and qualitative performance targets were not established in advance, the Compensation Committee, in differentiating awards made to individual executives and senior management staff, will also take into account their relative contributions to corporate performance and achievements during 2009, including the following:
•	the $150 million equity financing transaction completed early in the first quarter of 2010;
•	the sale of the Company’s U.S. operations and assets;
•	the consolidation of the Company’s management and operating structure and the closure of redundant offices;
•	the progress made during the 2009 fiscal year in advancing the Company’s core projects having regard to the Company’s limited financial resources; and
•	the increase in the Company’s market capitalization through share price appreciation.
Incentive Compensation
In connection with Mr. Schiefelbein’s appointment as Chief Financial Officer in November 2009, he was granted stock options to purchase 200,000 common shares exercisable for a term of seven years. In connection with Mr. Dyck’s appointment as President and Chief Executive Officer of Ivanhoe Energy Canada Inc. in October 2009, he was granted stock options to purchase 500,000 common shares exercisable for a term of seven years.
In respect of the 2009 year, awards of stock options to certain executive officers were made on a subjective discretionary basis as part of an annual review, taking into account performance and internal comparisons of executive officer’s stock option positions, and for retention considerations. In September 2009, each of Messrs Barnett, Chua, Moench and Silverman received options to purchase 150,000 common shares with a five year term, vesting as to 20%, immediately and then at the end of each of the first through fifth year of the term and exercisable at $2.22.
Other Compensation
The Company does not provide its executive officers with a pension plan and the share purchase plan of the Company has not been activated. In 2009, the Company paid Mr. Silverman US$22,000 for the purpose of contributing to the 401(k) retirement plan of the recipient. In 2009 the Company paid life insurance premiums and long term disability premiums on behalf of each Named Executive Officer except for Mr. Friedland. The aggregate “other compensation” received by each Named Executive Officer is disclosed in the Summary Compensation Table.

Performance Graph
The following graph and table compares the cumulative shareholder return on a Cdn.$100 investment in our common shares to a similar investment in companies comprising the S&P/TSX Composite Index, including dividend reinvestment, for the period from December 31, 2004 to December 31, 2009.

	As at December 31,
	(Cdn.$)
	2004	2005	2006	2007	2008	2009
Ivanhoe Energy Inc.	$100	$25	$32	$32	$12	$61
S&P/TSX Composite Index	$100	$124	$146	$160	$107	$145
The information provided in this Performance Graph shall not be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 (“Exchange Act”), other than as provided in Item 201 to Regulation S-K under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference.
The trend in overall compensation paid to the Company’s executive officers over the past five years has not tracked the performance of the market price of the Company’s common shares, or the S&P/TSX Composite Index, particularly since 2007. Market price targets of the Company’s common shares have, however, been included as a component of the Company’s annual bonus incentives.
Option-Based Awards
Please see the section “Incentive Compensation” in the Compensation Discussion and Analysis for a discussion of the Company’s approach to option-based awards.
In 2009 the Company issued option-based awards under its Equity Incentive Plan to executive officers as described under the heading “2009 Executive Compensation Decisions”.

SUMMARY COMPENSATION TABLE
SUMMARY COMPENSATION TABLE (U.S.$)

							Non-equity
							incentive plan
							compensation
							($)
				Share-		Option-			Long-
Name				based		based	Annual		term	Pension	All other		Total
and principal				awards		awards	incentive		incentive	value	compensation		compensation
position	Year	Salary ($)		($)		($)(4)	plans		plans(2)	($)	($)		($)
Friedland, Robert Executive Co-Chairman, President & CEO	2009	—		—		—	—		—	—	—		—	(1)
	2008	—		—		—	—		—	—	—		—
Lancaster, Gordon CFO	2009	250,942	(3)	—		—	—		—	—	4,745	(5)	255,687
	2008	259,552	(3)	29,965	(10)	50,550	69,626	(12)	—	—	1,972	(13)	411,665
Schiefelbein, Jerry CFO	2009	61,750		—		392,889	—		—	—	—		454,639
	2008	—		—		—	—		—	—	—		—
Barnett, Ian Executive VP, Corp Development	2009	223,129	(3)	—		361,820	—		—	—	4,253	(6)	589,202
	2008	223,113	(3)	29,965	(10)		69,626	(12)	—	—	3,648	(7)	326,352
Silverman, Michael Executive Vice President, Technology & Chief Technology Officer	2009	272,250		—		228,623	—		—	—	32,071	(8)	532,944
	2008	261,938		29,965	(10)	—	73,866	12)	—	—	32,945	(9)	398,714
Dyck, David Executive Vice President, Capital Markets	2009	83,030	(3)	—		982,223	—		—	—	6,825	(11)	1,072,078
	2008	—		—		—	—		—	—	—		—
NOTES:

(1)
Mr. Friedland is also a director of the Company. Pursuant to the Company’s policies regarding management directors, Mr. Friedland does not receive compensation from the Company for acting as a director, and no portion of the Total Compensation disclosed in the summary compensation table was received by Mr. Friedland as compensation for acting as a director.

(2)	The Company does not presently have a long-term incentive plan for any of its executive officers, including its Named Executive Officers.

(3)
Amounts were paid to Mr. Lancaster, Mr. Barnett and Mr. Dyck in Canadian currency. Salaries have been converted to US currency based on the noon buying price for Canadian currency of the Bank of Canada and Federal Reserve Bank of New York on the date of each pay period during 2009 and 2008 respectively.

(4)
The Company used the Black-Scholes option-pricing model for determining the fair value of stock options issued at the grant date. The practice of the Company is to grant all option based awards in Canadian currency, then convert the grant date fair value amount to U.S. currency for reporting the value of the grants in the Company’s financial statements. For 2009 the conversion rate is the noon buying price for Canadian currency of the bank of Canada on the date the grant was made on October 15, 2009 which was .9706 for each of Messrs. Schiefelbein and Dyck, and .9422 for options granted to each of Messrs. Barnett and Silverman on September 17, 2009. For 2008 the conversion rate is the noon buying price for Canadian currency of the Federal Reserve Bank of New York noon rate on March 11, 2008 which was .9953 for options granted to Mr. Lancaster.

(5)	Includes: $4,745 paid for life insurance, long term disability, medical and dental insurance.

(6)	Includes: $4,253 paid for life insurance, long term disability, medical and dental insurance.

(7)	Includes: $3,648 paid for life insurance, long term disability, medical and dental insurance.

(8)	Includes: $22,000 paid as a contribution to Mr. Silverman’s 401(k) retirement plan; and $10,071 paid for life insurance and long term disability premium.

(9)	Includes: $20,496 paid as a contribution to Mr. Silverman’s 401(k) retirement plan; and $12,449 paid for life insurance and long term disability premiums.

(10)
The grant date fair value is determined by the closing trading price for the Company’s common shares on the day the Company delivered a treasury order for the share based award to the Company’s transfer agent. The share based awards granted to the Named Executive Officers and listed in the Summary Compensation Table were based on the closing price for the Company’s common shares on August 5, 2008. The grant date fair value was US$2.26.

(11)	Includes: $5,250 paid for contribution to Mr. Dyck’s Canadian savings plan; $1,575 paid for life insurance, long term disability, medical and dental insurance and parking.

(12)
Includes US$73,866 for Mr. Silverman and Cdn.$73,866 for Messrs. Lancaster and Barnett (converted to US$69,626 at the US Federal Reserve noon rate on August 15, 2008: 0.9426), that was paid on August 15, 2008, as an advance on bonuses payable for the year ending 2008, which are normally determined and paid in mid-2009.

(13)	Includes: $1,972 paid for life insurance, long term disability, medical and dental insurance.

INCENTIVE PLAN AWARDS
Outstanding share-based awards and option-based awards

	Option-based Awards						Share-based Awards
								Market or
	Number of							payout value
	securities					Value of	Number of	of share-based
	underlying					unexercised in-	shares or units	awards that
	unexercised		Option			the-money	of shares that	have not
	options		exercise price		Option	options	have not vested	vested
Name	(#)		($)		expiration date	(US$)(1)	(#)	(US$)
Friedland, Robert Executive Co-Chairman, President & CEO	2,500,000	(2)	Cdn$	1.61	March 5, 2013	$3,224,813	—	—

Lancaster, Gordon CFO	50,000	(3)	Cdn$	1.68	March 11, 2013	$64,496	—	—

Schiefelbein, Gerald CFO	200,000	(7)	Cdn$	2.51	Oct. 1, 2016	$85,995	—	—

Barnett, Ian	150,000	(8)	Cdn$	2.22	Sept. 17, 2014	$499,017	—	—
Executive Vice President,	226,000		US$	1.92	Oct. 4, 2012
Corporate	150,000	(4)	US$	2.06	March 15, 2012
Development	124,481		US$	2.41	July 20, 2010

Silverman, Michael	150,000	(8)	Cdn$	2.22	Sept. 17, 2014	$564,861	—	—
Executive Vice President,	270,000	(10)	US$	1.92	Oct. 4, 2012
Technology and Chief	150,000	(5)	US$	1.92	Sept. 19, 2012
Technology Officer	80,000	(6)	US$	2.06	May 28, 2012

Dyck, David Executive Vice President, Capital Markets	500,000	(9)	Cdn$	2.51	Oct. 15, 2016	$214,988	—	—

NOTES:

(1)
The “Value of unexercised in-the-money options” is calculated on the basis of the difference between the closing price of the common shares on the TSX on December 31, 2009 and the Exercise Price of the total unexercised options on the TSX and NASADAQ. The value of options granted in Canadian currency was converted to US currency based on the noon buying price for Canadian currency of the Bank of Canada as of December 31, 2009.

(2)	This option grant vests 20% on March 5, 2008, and 20% on each of the four anniversaries thereafter, and will be fully vested on March 5, 2012.

(3)	This option grant vests 20% on March 11, 2008, and 20% on each of the four anniversaries thereafter, and will be fully vested on March 11, 2012.

(4)	This option grant vested 33 1/3% on March 15, 2008, and 33 1/3% on each of the two anniversaries thereafter and will be fully vested on March 15, 2010.

(5)	This option grant vests 20% on September 19, 2007, and 20% on each of the four anniversaries thereafter, and will be fully vested on September 19, 2011.

(6)	This option grant vests 25% on May 28, 2008, and 25% on each of the three anniversaries thereafter, and will be fully vested on May 28, 2011.

(7)	This option grant vests 25% on October 1, 2010, and 25% on each of the three anniversaries thereafter, and will be fully vested on October 1, 2013.

(8)	This option grant vests 20% on September 17, 2009, and 20% on each of the four anniversaries thereafter, and will be fully vested on September 17, 2013.

(9)	This option grant vests 25% on October 15, 2010, and 25% on each of the three anniversaries thereafter, and will be fully vested on October 15, 2013.

(10)	This option grant vested 20% on October 4, 2007, and will continue to vest over the four years following October 4, 2007, upon the achievement of performance milestones.

Incentive Plan Awards — value vested or earned during 2009

Non-equity incentive plan
	Option-based awards — Value	Share-based awards — Value	compensation — Value earned
	vested during the year	vested during the year	during the year
Name	(U.S.$)(1)	(U.S.$)	(U.S.$)
Friedland, Robert Executive Co-Chairman, President & CEO	Nil.	—	—

Lancaster, Gordon CFO	Nil.	—	—

Schiefelbein, Gerald CFO	Nil.	—	—

Barnett, Ian Executive Vice President, Corporate Development	$96,214	—	—

Silverman, Michael Executive Vice President, Technology and Chief Technology Officer	$113,566	—	—

Dyck, David Executive Vice President, Capital Markets	Nil.	—	—

NOTES:

(1)
A Nil amount indicates that no options held by the Named Executive Officer vested during 2009 at an in the money amount when the exercise price was compared to the closing price of the Company’s common shares on the TSX and NASDAQ, as applicable, on the date of vesting. The value vested of option based awards in Canadian currency was converted into US Currency using the noon buying price for Canadian currency of the Bank of Canada on the date of vesting.

PENSION PLAN BENEFITS
The Company does not have any pension, retirement or deferred compensation plans, including defined contribution plans.
TERMINATION AND CHANGE OF CONTROL BENEFITS
The Company has written contracts of employment with Messrs. Silverman, Schiefelbein, Dyck and Barnett and had a written contract of employment with Mr. Gasca and Mr. Lancaster.
Mr. Gasca’s employment contract was terminated by agreement, effective May 15, 2008. The Company continued to pay Mr. Gasca his base salary (US$310,000) under his employment contract during the twelve (12) month period from May 2008 to April 2009.
Mr. Lancaster’s contract was terminated on his retirement in November 2009. No termination payments were made upon retirement except for accrued vacation in the amount of $32,186.

Mr. Silverman’s employment contract provides that: (a) in the case of termination for cause the Company must pay wages earned to the date of termination, vested options shall remain exercisable for one month after termination, and unvested options shall immediately terminate; (b) in the case of termination without cause or termination upon disability the Company must pay twelve (12) months wages in a lump sum, cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months, and continue the medical, dental, life, disability and related insurance benefits for twelve (12) months; (c) in the case of termination of the employment agreement by the Company within twelve (12) months of a change of control the Company must pay twelve (12) months wages in a lump sum and cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months; (d) in the case of voluntary resignation by Mr. Silverman the Company must pay wages to date and for an additional three month working notice period (during which time Mr. Silverman continues to work for the Company), and vested options shall remain exercisable for a period of three months following the last day of the notice period; (e) Mr. Silverman is bound by a non-competition clause effective until the later of 6 months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract; (f) Mr. Silverman is bound by a non-solicitation clause effective for twelve (12) months after the termination of active employment; and, (g) Mr. Silverman is bound by a confidentiality clause that is effective for three (3) years after the termination of active employment.
The following is an estimate of incremental payments to Mr. Silverman in the above scenarios (a) - (d), based on his annual salary as at December 31, 2009, and the value of his options as at December 31, 2009: (a) no further wages and no acceleration of unvested options, for a total of nil; (b) a lump sum of US$272,250, in the money value of the accelerated options in the amount of US$65,412, and benefits of US$9,817, for a total of US$346,849; (c) a lump sum of US$272,250 and in the money value of the accelerated options in the amount of US$272,250, for a total of US$337,662; and, (d) wages for a three month working notice period of US$68,063, and no acceleration of unvested options, for a total of US$68,063.
Mr. Schiefelbein’s employment contract provides that: (a) in the case of termination for cause the Company must pay wages earned to the date of termination, vested options shall remain exercisable for one month after termination, and unvested options shall immediately terminate; (b) in the case of termination without cause or termination upon disability the Company must pay twelve (12) months wages in a lump sum, cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months, and continue the medical, dental, life, disability and related insurance benefits for twelve (12) months; (c) in the case of termination of the employment agreement by the Company within twelve (12) months of a change of control the Company must pay twelve (12) months wages in a lump sum and cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months, and continue the medical, dental, life, disability and related insurance benefits for twelve (12) months; (d) in the case of voluntary resignation by Mr. Schiefelbein the Company must pay wages to date and for an additional ninety (90) days working notice period (during which time Mr. Schiefelbein continues to work for the Company), and vested options shall remain exercisable until the earlier of their respective expiry dates or one month following the date Mr. Schiefelbein’s employment terminates, and continue the medical, dental, life, disability and related insurance benefits until the date Mr. Schiefelbein’s employment terminates; (e) Mr. Schiefelbein is bound by a non-competition clause effective until the later of 12 months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract; (f) Mr. Schiefelbein is bound by a non-solicitation clause effective for twelve (12) months after the termination of active employment; and, (g) Mr. Schiefelbein is bound by a confidentiality clause that is effective for three (3) years after the termination of active employment.
The following is an estimate of incremental payments to Mr. Schiefelbein in the above scenarios (a) - (d), based on his annual salary as at December 31, 2009, and the value of his options as at December 31, 2009: (a) no further wages and no acceleration of unvested options, for a total of nil; (b) a lump sum of US$247,000, in the money value of the accelerated options in the amount of US$21,499, and benefits of US$2514, for a total of US$271,013; (c) a lump sum of US$247,000, in the money value of the accelerated options in the amount of US$21,499, and benefits of US$2,514, for a total of US$271,013; and, (d) wages for a three month working notice period of US$61,750, no acceleration of unvested options, and benefits of US$629 for the three month working notice period, for a total of US$62,379.

Mr. Dyck’s employment contract provides that: (a) in the case of termination for cause the Company must pay wages earned to the date of termination, vested options shall remain exercisable for one month after termination, and unvested options shall immediately terminate; (b) in the case of termination without cause or termination upon disability the Company must pay twelve (12) months wages in a lump sum, cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months, and continue the medical, dental, life, disability and related insurance benefits for twelve (12) months; (c) in the case of termination of the employment agreement by the Company within twelve (12) months of a change of control the Company must pay twelve (12) months wages in a lump sum and cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six months, and continue the medical, dental, life, disability and related insurance benefits for twelve (12) months; (d) in the case of voluntary resignation by Mr. Dyck the Company must pay wages to date and for an additional ninety (90) days working notice period (during which time Mr. Dyck continues to work for the Company), and vested options shall remain exercisable until the earlier of their respective expiry dates or one month following the date Mr. Dyck’s employment terminates; and (e) Mr. Dyck is bound by a confidentiality clause that is effective for three (3) years after the termination of active employment.
The following is an estimate of incremental payments to Mr. Dyck in the above scenarios (a) — (d), based on his annual salary as at December 31, 2009, converted to US currency based on the noon buying price for Canadian currency of the Bank of Canada as of December 31, 2009 and the value of his options as at December 31, 2009: (a) no further wages and no acceleration of unvested options, for a total of nil; (b) a lump sum of US$334,425, in the money value of the accelerated options in the amount of US$53,747, and benefits of US$6,294, for a total of US$394,466; (c) a lump sum of US$334,425, in the money value of the accelerated options in the amount of US$53,747, benefits of US$6,294 for a total of US$394,466; and, (d) wages for a ninety day working notice period of US$83,606, and no acceleration of unvested options, for a total of US$83,606.
Mr. Barnett’s employment contract provides that: (a) in the case of termination for cause the Company must pay wages earned to the date of termination, vested options shall remain exercisable for six (6) months after termination, and unvested options shall immediately terminate; (b) in the case of termination without cause or termination upon disability the Company must pay three (3) months wages in a lump sum, cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six (6) months, and continue the medical, dental, life, disability and related insurance benefits for three (3) months; (c) in the case of termination of the employment agreement by the Company within twelve (12) months of a change of control the Company must pay twelve (12) months wages in a lump sum and cause all of the unvested options that would vest in the succeeding twelve (12) months to vest immediately and remain exercisable for six (6) months; (d) in the case of voluntary resignation by Mr. Barnett the Company must pay wages to date and for an additional three (3) month working notice period (during which time Mr. Barnett continues to work for the Company), and vested options shall remain exercisable for a period of six (6) months following the last day of the notice period; (e) Mr. Barnett is bound by a non-competition clause effective until the later of 6 months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract; (f) Mr. Barnett is bound by a non-solicitation clause effective for twelve (12) months after the termination of active employment; and, (g) Mr. Barnett is bound by a confidentiality clause that is effective for three (3) years after the termination of active employment.
The following is an estimate of incremental payments to Mr. Barnett in the above scenarios (a) - (d), based on his annual salary as at December 31, 2009, converted to US currency based on the noon buying price for Canadian currency of the Bank of Canada as of December 31, 2009 and the value of his options as at December 31, 2009: (a) no further wages and no acceleration of unvested options, for a total of nil; (b) a lump sum of US$60,436, in the money value of the accelerated options in the amount of US$62,012, and benefits of US$1,066, for a total of US$123,514; (c) a lump sum of US$241,742, in the money value of the accelerated options in the amount of US$62,012, for a total of US$303,754; and, (d) wages for a three month working notice period of US$60,436, and no acceleration of unvested options, for a total of US$60,436.

DIRECTOR COMPENSATION
Each non-management director other than Mr. Abboud, the Lead Director, receives US$40,000 per annum (US$24,000 per annum until April 2009) for acting as a director of the Company. Mr. Abboud as Lead Director receives US$80,000 per annum from and after May 1, 2009. Mr. Balloch, the Chair of the Corporate Governance and Compensation Committee receives an additional US$5,000 for each committee chaired, and Mr. Downey receives an additional US$7,500 for chairing the Audit Committee. In addition, directors receive US$1,000 for each board meeting and committee meeting attended in person or by conference telephone. Directors participate in annual grants of options. In 2009, the Lead Director received options to purchase 150,000 common shares of the Company, of which one-third vested immediately and the balance will vest on the date of the Company’s annual general meeting in 2010. The remaining non-management directors each received options to purchase 50,000 common shares of the Company, which options will vest on April 29, 2010.
THE FOLLOWING TABLES REFLECT COMPENSATION EARNED BY NON-MANAGEMENT DIRECTORS IN RESPECT OF FISCAL 2009.
Director Compensation Table
(U.S.$)

		Share-		Non-equity
		based	Option-based	incentive plan	Pension	All other
	Fees Earned	awards	awards	compensation	value	compensation	Total
Name	(US $)	(US $)	(US $)(1)	(US $)	(US $)	(US $)	(US $)
Abboud, A. Robert	88,333	—	159,573	—	—	—	247,906
Balloch, Howard	71,667	—	53,191	—	—	—	124,858
Downey, Brian	69,167	—	53,191	—	—	—	122,358
Graham, Robert	32,667	—	53,191	—	—	—	85,858
Meredith, Peter	48,667	—	53,191	—	—	—	101,858
Pirraglia, Robert	56,667	—	53,191	—	—	—	109,858

NOTES:

(1)
The Company used the Black-Scholes option-pricing model for determining the fair value of stock options issued at the grant date. The practice of the Company is to grant all option based awards in Canadian currency, then convert the grant date fair value amount to U.S. currency for reporting the value of the grants in the Company’s financial statements. The conversion rate is the noon buying price for Canadian currency of the bank of Canada on the date the grant was made on April 29, 2009 which was .8328 for each of 2009 grants.

Share-based awards, option-based awards and non-equity incentive plan compensation
Outstanding share-based awards and option-based awards

	Option-based Awards					Share-based Awards
							Market or
	Number of						payout value
	securities				Total value of	Number of	of share-based
	underlying				unexercised in-	shares or units	awards that
	unexercised	Option			the-money	of shares that	have not
	options	exercise price		Option	options	have not vested	vested
Name	(#)	($)		expiration date	(US$)(1)	(#)	(US$)
Abboud, A. Robert	150,000	Cdn$	1.51	April 29, 2016	$221,121	—	—
	50,000	US$	2.69	May 29, 2013
	480,000	US$	2.85	May 15, 2011

Balloch, Howard	50,000	Cdn$	1.51	April 29, 2016	$115,138	—	—
	50,000	Cdn$	2.66	May 29, 2013
	50,000	Cdn$	2.30	May 3, 2012
	50,000	Cdn$	3.12	May 4, 2011
	50,000	Cdn$	3.01	May 5, 2010

Downey, Brian	50,000	Cdn$	1.51	April 29, 2016	$189,174	—	—
	50,000	US$	2.69	May 29, 2013
	50,000	US$	2.06	May 3, 2012
	20,000	US$	2.80	May 4, 2011
	130,000	US$	2.32	July 22, 2010

Graham, Robert	50,000	Cdn$	1.51	April 29, 2016	$211,643	—	—
	50,000	US$	2.66	May 29, 2013
	200,000	US$	2.29	March 8, 2012
	50,000	US$	3.12	May 4, 2011
	150,000	US$	3.01	May 4, 2010

Meredith, Peter	50,000	Cdn$	1.51	April 26, 2016	$268,973	—	—
	50,000	Cdn$	2.66	May 29, 2013
	100,000	Cdn$	1.68	March 11, 2013
	150,000	Cdn$	1.52	Dec. 19, 2012

Pirraglia, Robert	50,000	Cdn$	1.51	April 29, 2016	$208,774	—	—
	50,000	US$	2.69	May 29, 2013
	50,000	US$	2.06	May 3, 2012
	50,000	US$	2.80	May 4, 2011
	200,000	US$	2.42	May 5, 2010

NOTES:

(1)
The “Value of unexercised in-the-money options” is calculated on the basis of the difference between the closing price of the common shares on the TSX on December 31, 2009 and the Exercise Price of the total unexercised options on the TSX and NASADAQ. The value of options granted in Canadian currency was converted to US currency based on the noon buying price for Canadian currency of the Bank of Canada as of December 31, 2009.

Incentive Plan Awards — value vested or earned during 2009

Non-equity incentive plan
	Option-based awards — Value	Share-based awards — Value	compensation — Value earned
	vested during the year	vested during the year	during the year
Name	(US$)(1)	(US$)	(US$)
Abboud, A. Robert	$6,596	—	—
Balloch, Howard	—	—	—
Downey, Brian	—	—	—
Graham, Robert	—	—	—
Meredith, Peter	$39,091	—	—
Pirraglia, Robert	—	—	—

NOTES:

(1)
Nil amount indicates that no options held by the Director vested during 2009 at an in the money amount when the exercise price was compared to the closing price of the Company’s common shares on the TSX and NASDAQ, as applicable, on the date of vesting. The value vested of option based awards in Canadian currency was converted into US Currency using the noon buying price for Canadian currency of the Bank of Canada on the date of vesting.

EQUITY COMPENSATION PLAN INFORMATION
All of the incentive stock options and equity compensation awards the Company granted in 2009 were made under the Company’s Equity Incentive Plan. The Equity Incentive Plan is the only equity compensation plan the Company has in effect and is intended to further align the interests of the Company’s directors and management with the Company’s long-term performance and the long-term interests of the Company’s shareholders. The Company’s shareholders have approved the Equity Incentive Plan and all amendments thereto. The following information is as at December 31, 2009:

			Number of securities
		Weighted average	remaining available for
	Number of Securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding options,	equity compensation plans
	outstanding options, warrants	warrants and rights	(excluding securities
Plan Category	and rights	(CDN$)	reflected in column (a))
Equity compensation plans approved by securityholders	14,928,150	$2.26	1,891,366
Equity compensation plans not approved by shareholders(1)	85,000	$2.30	—

Total	15,013,150	$2.27	1,891,366

NOTES:

(1)	A total of 85,000 stock options were granted as employment inducements and therefore were not granted under the Company’s stock option plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Other than routine indebtedness, at no time during the Company’s most recently completed financial year was any director, executive officer or proposed management nominee for election as a director of the Company or any associate of any such director, executive officer or proposed nominee indebted to the Company or any of its subsidiaries, or to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any informed person of the Company, any proposed director of the Company or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, other than the following:
1.
The Company is party to cost sharing agreements with other companies, in some of which Mr. Robert Friedland has a material direct or indirect beneficial interest. Through these agreements, the Company shares office space, furnishings, equipment, air travel and communications facilities in Vancouver, Beijing and Singapore. The Company also shares the costs of employing administrative and non-executive management personnel at these offices. For the year ended December 31, 2009, the Company’s share of costs for the Vancouver and Singapore offices was Cdn$1,324,408. Effective as of March 1, 2008 the Company agreed, as part of the cost sharing arrangements and in connection with Mr. Friedland’s appointment as Chief Executive Officer, to share the costs of operating an aircraft owned by a private company of which Mr. Friedland is the sole shareholder. For the year ended December 31, 2009, the Company’s share of these aircraft costs was Cdn$1.2 million.

2.
During the year ended December 31, 2009, the Company paid U.S.$179,940 for technical services provided by a wholly-owned subsidiary of Ensyn Corporation, an unaffiliated company that was spun off from Ensyn Group, Inc. as a result of the Company’s acquisition of Ensyn Group, Inc. on April 15, 2005. One of the Company’s directors, Dr. Robert Graham, has been the Chairman of the Board of Directors (since June 2007) and Chief Executive Officer (since July 2008), and President and Chief Executive Officer (from April 2005 to June 2007) of Ensyn Corporation. Mr. Graham owns approximately 20% of the equity in Ensyn Corporation. In addition, the Company paid Dr. Graham’s private consulting company U.S.$54,000 for consulting services.

3.	During the year ended December 31, 2009, a company controlled by Mr. Shun-ichi Shimizu, one of the Company’s former directors, received US$1,066,248 for consulting services and out of pocket expenses.
APPOINTMENT OF AUDITORS
Deloitte & Touche LLP, Chartered Accountants, will be nominated at the Meeting for re-appointment as the Company’s auditors at a remuneration to be fixed by the directors. Deloitte & Touche LLP have been the Company’s auditors since April 8, 1997.

PARTICULARS OF MATTERS TO BE ACTED UPON
Amended and Restated Equity Incentive Plan
Purpose
The Company is seeking authorization from its shareholders at the Meeting to amend and restate the Company’s existing Equity Incentive Plan (the “Existing Plan”) to: (i) adopt a “rolling” plan provision pursuant to which the Company would be authorized to allocate for issuance, and issue, under the Equity Incentive Plan up to a maximum of 7% of the common shares of the Company issued and outstanding from time to time; (ii) increase the maximum number of common shares which may be allocated for issuance under the Bonus Plan component of the Existing Plan from 2,900,000 common shares to 3,400,000 common shares; (iii) to modify the “cashless exercise” option provisions to delete the requirement for approval by the board of directors of the Company; and (iv) make other technical amendments to the Existing Plan (the “Equity Incentive Plan Amendment Resolution”). The Toronto Stock Exchange (“TSX”) has approved the proposed amendments to the Existing Plan (the “Amended Plan”), subject to approval by the shareholders at the Meeting.
The Equity Incentive Plan Amendment Resolution is attached to this Circular as Schedule “A” and the Amended Plan is attached as Schedule “B” to this Circular.
Summary of Existing Plan
Overview
The Equity Incentive Plan has three components: an Option Plan, which provides for the grant to eligible participants of incentive stock options exercisable to purchase common shares of the Company, a Bonus Plan, which provides for awards of fully paid common shares to eligible participants as and when determined to be warranted on the basis of past performance, and a Purchase Plan, under which eligible participants have the opportunity to purchase common shares through payroll deductions which are supplemented by additional contributions by the Company.
The eligible participants in the Equity Incentive Plan include directors of the Company or any affiliate, and any full time and part time employees (including officers) of the Company or any affiliate thereof that the board of directors determines to be employees eligible for participation in the Equity Incentive Plan. Furthermore, persons or companies engaged by the Company or any entity the Company controls to provide management or consulting services are eligible for participation in the Equity Incentive Plan as the Company’s board of directors determines.
The Equity Incentive Plan is, by its terms, to be administered the Company’s board of directors. However, the board of directors has delegated to its Compensation Committee, to the extent permitted by law, responsibility for administering the Equity Incentive Plan.
Option Plan
Option Grants
The Option Plan authorizes the board of directors to grant options to purchase common shares. The number of common shares, the exercise price per common share, the vesting period and any other terms and conditions of options granted pursuant to the Option Plan, from time to time are determined by the board of directors at the time of the grant, subject to the defined parameters of the Option Plan.
Exercise Price
The exercise price of any option granted under the Option Plan cannot be less than the weighted average price of the common shares on the principal stock exchange on which the common shares trade for the five days on which common shares were traded immediately preceding the date of grant.

Exercise Period and Vesting
Options are exercisable for a period of time determined by the board of directors not exceeding ten years from the date the option is granted. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of options is determined by the board of directors. Failing a specific vesting determination by the board of directors, options automatically become exercisable incrementally over a period of three years from the date of grant, as to one-third of the total number of shares under option in each such year. The right to exercise an option may be accelerated in the event a takeover bid in respect of the common shares is made.
Cashless Exercise
Ancillary share appreciation rights may also be granted, at the discretion of the board of directors, to an optionee in conjunction with, or at any time following the grant of, an option. This right effectively allows an optionee to exercise an option on a “cashless” basis by electing to relinquish the right to exercise the option and receive, in lieu thereof, a number of fully paid common shares. The number of common shares issuable pursuant to any such cashless exercise is equal to the quotient obtained by dividing the difference between the aggregate fair market value and the aggregate option price of all common shares subject to the option by the fair market value of one (1) common share.
Financial Assistance
The board of directors may, in its discretion but subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options. The terms of any such loans include security, in favour of the Company, in the common shares issued upon exercise of the options, which security may be granted on a non-recourse basis. No such loans are currently outstanding.
Termination of Employment or Death
If an optionee dies while employed by the Company, any option held by him will be exercisable for a period of 6 months or prior to the expiration of the options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution. If an optionee is terminated for cause, no option will be exercisable unless the board of directors determines otherwise. If an optionee is terminated for any reason other than cause then the options will be exercisable for a period of up to 6 months thereafter, but in no event less than 30 days, subject to the prior expiration of the options.
Blackout Period
If the expiry date of any option should be determined to occur either during a blackout period or within ten business days following the expiry of the blackout period, the expiry date of such option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period.
Bonus Plan
The Bonus Plan permits the board of directors to authorize the issuance, from time to time, of common shares to employees, directors, officers and service providers of the Company and its affiliates. The criteria for determining if and when such awards should be made and the quantum of such awards is within the discretion of the board of directors. The Bonus Plan currently provides for the issuance of a maximum of 2,900,000 common shares in respect of bonus awards. Common shares allocated to the Bonus Plan may be reallocated for issuance under the Option Plan or Purchase Plan and are then no longer available for issuance under the Bonus Plan.

Purchase Plan
Participation Criteria
Participants in the Purchase Plan must be full-time employees of the Company or its affiliates who have completed at least one year (or less, at the discretion of the board of directors) of continuous service and who elect to participate.
Contribution Limits
Eligible employees are entitled to contribute up to ten per cent (10%) of their annual basic salary to the Share Purchase Plan in semi-monthly instalments. The Company makes a contribution of up to one hundred per cent (100%) of the employee’s contribution on a quarterly basis.
Number of Shares
Each participant receives, at the end of each calendar quarter during which he or she participates in the Purchase Plan, a number of common shares equal to the quotient obtained by dividing the aggregate amount of all contributions to the Purchase Plan by the participant, and by the Company on the participant’s behalf, during the preceding quarter by the weighted average trading price of the common shares on the principal stock exchange on which the common shares trade during the quarter.
Termination of Employment
If the participant’s employment with the Company is terminated for any reason, any portion of the participant’s contribution then held in trust for a participant pending a quarterly purchase of common shares is returned to him or her or to his or her estate.
To date, the board of directors has not made the Purchase Plan available for participation by its employees.
Transferability
Benefits, rights and options under the Equity Incentive Plan are non-transferable and, during the lifetime of a participant, may only be exercised by such participant.
Amendment Procedure
The Equity Incentive Plan provides that the board of directors has the authority and discretion to amend the Incentive Plan and awards granted thereunder in respect of any matter without shareholder approval, except for those matters specifically contemplated by section 5.7 of the Equity Incentive Plan as requiring shareholder approval. Accordingly, shareholder approval is required only for the following amendments:
(i)	an amendment to the aggregate number of common shares that may be reserved for issuance under the Equity Incentive Plan;
(ii)	an amendment to the aggregate maximum number of common shares issuable under the Share Bonus Plan component of the Equity Incentive Plan;

(iii)	an amendment to the limitations on the maximum number of shares that may be reserved for issuance, or issued, to insiders of the Company under the Incentive Plan;
(iv)	an amendment that would reduce the exercise price, or extend the expiry date, of an outstanding option granted to an insider of the Company under the Equity Incentive Plan; or
(v) an amendment to the amending provisions under the Equity Incentive Plan.
Share Issuance Limits
The aggregate maximum number of common shares which the Company may currently issue or reserve for issuance under the Equity Incentive Plan is 29,250,000 common shares. The aggregate number of common shares which the Company may at any time reserve for issuance under the Equity Incentive Plan to any one person may not exceed five per cent (5%) of the issued and outstanding common shares at such time. The aggregate number of common shares which the Company may at any time reserve for issuance to insiders of the Company under the Equity Incentive Plan (or when combined with all of the Company’s other security based compensation arrangements) may not exceed ten per cent (10%), of the issued and outstanding common shares at such time. The aggregate number of common shares that may be issued to insiders of the Company for options granted under the Equity Incentive Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period shall not exceed 10% of the Company’s outstanding issue from time to time. The aggregate number of common shares that may be issued within any one-year period to any one insider of the Company and his or her associates may not exceed five per cent (5%) of the issued and outstanding common shares at such time.
Securities Issued and Unissued under the Equity Incentive Plan
There are 324,928,513 common shares of the Company issued and outstanding as at March 5, 2010. Since the inception of the Equity Incentive Plan, the 29,250,000 common shares authorized for issuance under the Equity Incentive Plan have been issued or reserved for issuance as follows:

		% of Issued and
	Number of common	Outstanding common
	shares	shares
Common shares previously issued upon exercise of options under Option Plan	10,833,801	3.34%
Options surrendered for exercise of share appreciation rights(1)	893,661	0.28%
Common shares reserved for future issuance pursuant to unexercised options under Option Plan	14,407,441	4.44%
Common shares previously issued pursuant to Bonus Plan	1,938,352	0.60%
Unissued common shares available for future awards under Bonus Plan	961,648	0.30%
Unissued common shares available for future option grants under Option Plan(2)	749,174	0.23%
Maximum number of common shares available for issuance under Equity Incentive Plan	29,250,000	9.01%

Notes:

(1)	Original options in respect of 11,727,022 common shares resulted in 10,833,801 common shares being actually issued as a result of cashless exercises, a reduction in common shares issued of 893,661.

(2)	Does not include unissued common shares available for future awards under the Bonus Plan which may be used for grants under the Equity Incentive Plan.

Proposed Amendments
Rolling Plan and Maximum Number of Shares Under the Bonus Plan
The Existing Plan currently provides that the aggregate number of common shares that may be issued or reserved for issuance may not exceed 29,250,000 common shares. There is currently a balance of (i) 749,174 common shares available for future grants under the Option Plan, and (ii) 961,648 common shares available for issuance under the Bonus Plan (which may be also used for allocations under the Option Plan and Share Purchase Plan).
The Company believes that incentive stock options are a valuable mechanism for incentivizing the Company’s existing employees, attracting new employees and aligning their interests with those of the Company’s shareholders. To provide the Company with the continued flexibility of granting incentive stock options under the Option Plan, the Company is seeking approval from the shareholders at the Meeting, as part of the Equity Incentive Plan Amendment Resolution, to delete the fixed limit on the maximum number of common shares and replace it with a “rolling plan” provision. This provision, as set forth in section 5.1 of the Amended Plan attached as Schedule “B”, provides that the aggregate number of common shares which may be reserved for issuance under the Amended Plan (together with all other securities-based compensation arrangements of the Company in effect from time to time) shall not exceed 7% of the common shares outstanding from time to time. This prescribed maximum may be subsequently increased to any other specified amount or percentage provided such increase is authorized by a vote of the shareholders of the Company.
As a “rolling plan”, the reloading of options would be permitted under the Amended Plan and options that are exercised, surrendered, terminated or expire without being exercised no longer represent common shares reserved for issuance under the Amended Plan and therefore would not decrease the number of common shares issuable under the Amended Plan. Based on 324,928,513 common shares currently outstanding and 14,407,441 common shares currently reserved for issuance for options granted but unexercised under the Existing Plan, there would be a total of 8,337,554 unissued common shares available for grant or award under the Amended Plan upon adoption of the proposed “rolling plan” provision (inclusive of the Option Plan, Bonus Plan and Share Purchase Plan). This would represent approximately 2.5% of the Company’s issued and outstanding common shares after giving effect to such grants or awards. The total number of unissued common shares available for grant under the Bonus Plan would be 1,461,648.
Pursuant to the rules of the TSX, all unallocated options, rights or other entitlements under “rolling plans” must be approved by the shareholders of the Company every three years.

The Existing Plan currently provides for the issuance of a maximum of 2,900,000 common shares (within the overall maximum number of common shares issuable under the Equity Incentive Plan) in respect of bonus awards. Bonus awards are an integral part of the Company’s compensation policy to reward extraordinary efforts of the Company’s officers and employees. To date, 1,938,352 bonus shares have been issued under the Bonus Plan. To provide the Company with the flexibility of granting further incentive bonus shares, the Company is seeking approval, as part of the Equity Incentive Plan Amendment Resolution, to increase the maximum number of common shares of the Company issuable under the Bonus Plan component of the Existing Plan to 3,400,000 common shares under the Amended Plan.
The proposed new share issuance limits appear as sections 3.2 and 5.1 of the Amended Plan attached as Schedule “B” to this Circular.
Cashless Exercise Amendment
Under the Existing Plan, Optionees, at the discretion of the Board, may exercise an option on a “cashless basis” by relinquishing in whole or in part, the right to exercise the option and receive, in lieu thereof, a number of fully paid common shares. The number of common shares issuable by way of cashless exercise is equal to the quotient obtained by dividing the difference between the aggregate fair market value and the aggregate option price of all common shares subject to the option by the fair market value of one common share. For administrative ease, the Corporation proposes amending the cashless exercise provisions to delete the requirement for Board approval for each such cashless exercise.
The proposed amendment to the cashless exercise provision appears on Section 2.6 of the Amended Plan attached as Schedule “B” to this Circular.
Other Amendments
Consequential or other technical amendments to the Existing Plan appear in section 5.7 of the Amended Plan which is attached as Schedule “B” to this Circular.
MANAGEMENT CONTRACTS
Management functions of the Company and its subsidiaries are not performed by a person or persons other than the directors or senior officers of the Company.
CORPORATE GOVERNANCE
National Instrument 58-101 “Disclosure of Corporate Governance Practices” (the “Disclosure Instrument”) requires the Company to disclose its corporate governance practices with reference to a series of corporate governance practices outlined in National Policy 58-201 “Corporate Governance Guidelines” (the “Guidelines”) that the Canadian Securities Administrators (“CSA”) believe reflect a “best practices” standard to which they encourage Canadian public companies to adhere.
The following is a discussion of each of the Company’s corporate governance practices for which disclosure is required by the Disclosure Instrument. Unless otherwise indicated, the board of directors believes that its corporate governance practices are consistent with those recommended by the Guidelines.
Board of Directors
Director Independence
For the purposes of the Disclosure Instrument, a director is independent if he or she has no direct or indirect material relationship with the Company. The Disclosure Instrument defines a “material relationship” to be one which could reasonably be expected to interfere with the exercise of the director’s independent judgment, and provides that certain specified relationships will, in all circumstances, be considered material relationships.

As of the date of this Management Proxy Circular, the Company’s board of directors consists of four (4) individuals who are independent and three (3) individuals who are not independent, applying the criteria prescribed by the Disclosure Instrument and the criteria prescribed by the Nasdaq Marketplace Rules (collectively, the “Prescribed Independence Criteria”). If all of management’s nominees are elected as directors at the Meeting, the Company’s board of directors will consist of four (4) individuals who are independent and three (3) individuals who are not independent applying the Prescribed Independence Criteria.
The current directors determined to be independent are: A. Robert Abboud, Howard R. Balloch, Brian F. Downey and Robert A. Pirraglia. Except as described below, Messrs. Abboud, Balloch, Downey and Pirraglia have no material relationship with the Company except as directors and shareholders of the Company and are compensated by the Company solely in their capacities as directors.
Prior to the completion of the Company’s merger with Ensyn Group, Inc. in 2005, Mr. Pirraglia was an executive officer and director thereof and remains an executive officer and director of Ensyn Corporation, a company spun out to the former shareholders of Ensyn Group, Inc. prior to the completion of the merger. Dr. Robert Graham, a director of the Company and its former Chief Technology Officer, acts as Chairman and Chief Executive Officer of Ensyn Corporation. In determining that Mr. Pirraglia is an independent director, the board considered the foregoing and noted that he does not have any business, family, or other relationships with senior management of the Company. Having regard to all the circumstances, the board has determined that Mr. Pirraglia is independent from management of the Company, and that the former relationship of Mr. Pirraglia with Ensyn Group, Inc. and his ongoing relationship with Ensyn Corporation, are not of such nature as to materially interfere with his ability to act with a view to the best interests of the Company.
The directors determined not to be independent are: Robert M. Friedland, Peter G. Meredith and Dr. Robert G. Graham. The reasons why these directors are not considered to be independent are as follows:
•	Mr. Friedland is the Company’s Chief Executive Officer and is therefore not independent.
•
Mr. Meredith is a senior executive officer of Ivanhoe Mines Ltd., a company in which Mr. Friedland, the Company’s Chief Executive Officer is the largest shareholder, and is therefore considered to be a non-independent director.

•
Although the board of directors believes that Dr. Graham is currently independent of management, his status as an executive officer of another company that furnishes consulting and other services to one of the Company’s subsidiaries acquired in its merger with Ensyn Group, Inc. disqualifies him as an independent director under the Disclosure Instrument and the NASDAQ Marketplace Rules. Accordingly, Dr. Graham is considered to be a non-independent director.

Other Directorships
For information respecting those companies that are reporting issuers (or the equivalent) in Canada or elsewhere in which any of the directors of the Company also act as directors, please see the section entitled “Election of Directors” starting on page 8 of this Management Proxy Circular.

Meetings of Independent Directors
The Company’s independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not present. The Company’s practice in this regard is not consistent with the Guidelines, which recommend that such meetings should be held.
Since each of the independent directors is a member of at least two board committees and the Co-Chairman and Lead Director, who is an independent director, attends all committee meetings, the board believes that the committee meetings provide an adequate forum in which to facilitate open and candid discussion among the Company’s independent directors.
Independence of Board Chair
A. Robert Abboud, the Co-Chairman and Lead Director of the board, is an independent director. Mr. Abboud’s responsibilities include providing a source of board leadership and ensuring that the board functions effectively, acting as a facilitator with respect to interaction among the independent directors and between management and the independent directors and chairing meetings of the independent and non-management directors.
Meeting Attendance Records
For information concerning the number of board and committee meetings held in 2009 and the attendance record of each director in respect of those meetings, please see the section entitled “Election of Directors” starting on page 7 of this Management Proxy Circular.
Mandate of the Board
Under the YBCA, the directors of the Company are required to manage the Company’s business and affairs and, in doing so, to act honestly and in good faith with a view to the best interests of the Company. In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The board of directors is responsible for supervising the conduct of the Company’s affairs and the management of its business. The board’s mandate includes setting long term goals and objectives for the Company, to formulate the plans and strategies necessary to achieve those objectives and to supervise senior management in their implementation. Although the board delegates the responsibility for managing the day to day affairs of the Company to senior management personnel, the board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Company and its business.
The board’s mandate requires that the board be satisfied that the Company’s senior management will manage the affairs of the Company in the best interest of the shareholders, in accordance with the Company’s principles, and that the arrangements made for the management of the Company’s business and affairs are consistent with their duty described above. The board is responsible for protecting shareholder interests and ensuring that the interests of the shareholders and of management are aligned. The obligation of the board must be performed continuously, and not merely from time to time, and in times of crisis or emergency the board may have to assume a more direct role in managing the affairs of the Company.
In discharging this responsibility, the board’s mandate provides that the board oversees and monitors significant corporate plans and strategic initiatives. The board’s strategic planning process includes annual and quarterly budget reviews and approvals, and discussions with management relating to strategic and budgetary issues. At least one board meeting per year is to be devoted to a comprehensive review of strategic corporate plans proposed by management.

As part of its ongoing review of business operations, the board reviews the principal risks inherent in the Company’s business, including financial risks, through periodic reports from management of such risks, and assesses the systems established to manage those risks. Directly and through the Audit Committee, the board also assesses the integrity of internal control over financial reporting and management information systems.
In addition to those matters that must, by law, be approved by the board, the board is required under its mandate to approve annual operating and capital budgets, any material dispositions, acquisitions and investments outside of the ordinary course of business or not provided for in the approved budgets, long-term strategy, organizational development plans and the appointment of senior executive officers. Management is authorized to act, without board approval, on all ordinary course matters relating to the Company’s business.
The board also expects management to provide the directors on a timely basis with information concerning the business and affairs of the Company, including financial and operating information and information concerning industry developments as they occur, all with a view to enabling the board to discharge its stewardship obligations effectively. The board expects management to efficiently implement its strategic plans for the Company, to keep the board fully apprised of its progress in doing so and to be fully accountable to the board in respect to all matters for which it has been assigned responsibility.
The board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the board of any major concerns expressed by shareholders.
Each committee of the board is empowered to engage external advisors as it sees fit. Any individual director is entitled to engage an outside advisor at the expense of the Company provided such director has obtained the approval of the Nominating and Corporate Governance Committee to do so.
The board has adopted a strategic planning process which involves, among other things, the following:
•	at least one meeting per year will be devoted to review of strategic plans that are proposed by management;
•	meetings of the board, at least quarterly, to discuss strategic planning issues;
•	the board reviews and assists management in forming short and long term objectives of the Company on an ongoing basis; and
•	the board also maintains oversight of management’s strategic planning initiatives through annual and quarterly budget reviews and approvals.
The strategic planning process adopted by the board takes into account, among other things, the opportunities and risks of the business.
In order to ensure that the principal business risks borne by the Company are identified and appropriately managed, the board receives periodic reports from management of the Company’s assessment and management of such risks. In conjunction with its review of operations which takes place at each board meeting, the board considers risk issues and addresses the management of the risk of the Company’s business.

The board takes ultimate responsibility for the appointment and monitoring of the Company’s executive management. The board approves the appointment of executive management and reviews their performance on an ongoing basis.
The Company has a disclosure policy addressing, among other things, how the Company interacts with analysts and the public. The disclosure policy contains measures for the Company to avoid selective disclosure. The Company has a Disclosure Committee responsible for overseeing the Company’s disclosure practices. This committee consists of the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President, Finance and the Vice President and Corporate Secretary and receives advice from the Company’s legal counsel. The Disclosure Committee assesses materiality and determines when developments justify public disclosure. The committee will review the disclosure policy annually and as otherwise needed to ensure compliance with regulatory requirements. The board reviews and approves the Company’s material disclosure documents, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and management proxy circular. The Company’s annual and quarterly financial reports are reviewed by the Audit Committee and recommended to the board prior to their release.
Position Descriptions
Board Co-Chairmen and Committee Chair
The board has developed written position descriptions for the Independent Co-Chairman and Lead Director and the Chair of each of the board’s committees. A position description for the Executive Co-Chairman has not, to date, been developed but is being considered as part of the process of developing a new position description for the Chief Executive Officer.
Chief Executive Officer
Robert M. Friedland became the Company’s Chief Executive Officer in 2008. Although the board plans to develop a position description for the Chief Executive Officer that is tailored to the unique and valuable skills, talents and experience that Mr. Friedland brings to the position, the process of developing such a position description has not, to date, been completed.
Orientation and Continuing Education
Orientation
The Company takes steps to ensure that prospective directors fully understand the role of the board and its committees and the contribution individual directors are expected to make, including, in particular the commitment of time and energy that the Company expects of its directors. New directors are provided with a comprehensive information package, including pertinent corporate documents and a director’s manual containing information on the duties, responsibilities and liabilities of directors. New directors are also briefed by management as to the status of the Company’s business. Directors are provided with the opportunity to make site visits to the Company’s properties.
Continuing Education
Management and outside advisors provide information and education sessions to the board and its committees on a continuing basis as necessary to keep the directors up-to-date with the Company, its business and the environment in which it operates as well as with developments in the responsibilities of directors. Presentations are made to the board from time to time to educate and keep them informed of changes within the Company and of regulatory and industry requirements and standards. In addition, directors are encouraged to take courses relevant to the Company and its business, particularly with respect to corporate governance and the energy industry.

Ethical Business Conduct
The Company has adopted a Code of Business Conduct and Ethics applicable to all employees, consultants, officers and directors regardless of their position in the organization, at all times and everywhere the Company does business. The Code of Business Conduct and Ethics provides that the Company’s employees, consultants, officers and directors will uphold its commitment to a culture of honesty, integrity and accountability and the Company requires the highest standards of professional and ethical conduct from its employees, consultants, officers and directors. The Code was amended effective November 2, 2007, to reflect the Company’s adoption of a whistleblower policy and to bring up to date the Company’s internal reporting process in connection with Code-related matters. The Company’s Code of Business Conduct and Ethics, as amended, has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. A copy of the Company’s Code of Business Conduct and Ethics may be obtained, without charge, by request to Ivanhoe Energy Inc., 654 — 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Vice President & Corporate Secretary, or by phone to 604-688-8323.
The Audit Committee monitors compliance with the Code of Business Conduct and Ethics through its oversight of the Company’s Whistleblowing Policy. The Board has not granted any waiver of the Code of Business Conduct and Ethics in favour of a director or executive officer. Accordingly, no material change report has been required or filed.
The Nominating and Corporate Governance Committee monitors the disclosure of conflicts of interest by directors with a view to ensuring that no director votes or participates in any board deliberations on a matter in respect of which such director has a material interest.
The board has adopted a series of corporate policies and procedures aimed at encouraging and promoting a culture of ethical business conduct. These include policies and procedures covering such matters as corporate disclosure procedures and controls, confidentiality, securities trading and whistle-blowing.
Audit Committee
The Audit Committee consists of Messrs. Brian Downey, Robert Abboud and Howard Balloch, all of whom are independent directors in accordance with criteria set out in the Canadian Securities Administrators’ Audit Committee rules in National Instrument 52-110 (“NI 52-110”), and the Nasdaq Marketplace Rules, and each of whom meets the heightened independence requirements of NI 52-110 applicable to audit committee members. Mr. Downey, who has been determined by the board to be an Audit Committee Financial Expert, as such term is defined in the U.S. Securities Exchange Act of 1934, as amended, is the Chairman of the committee.
The mandate of the Audit Committee is to oversee the Company’s financial reporting obligations, systems and disclosure, including monitoring the integrity of the Company’s financial statements, monitoring the independence and performance of the Company’s external auditors and acting as a liaison between the board and the Company’s auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, management discussion and analysis and earnings press releases before they are publicly disclosed, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders. Other responsibilities include reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Company’s auditors. The Audit Committee communicates directly with the Company’s external auditors in order to discuss audit and related matters whenever appropriate.

The board has determined that each member of the Audit Committee is “financially literate”. For the purposes of NI 52-110, and individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.
The Company has adopted an Audit Committee charter which codifies the mandate of the Audit Committee. The Audit Committee charter specifically defines the Audit Committee’s relationship with, and expectations of, the external auditors, and the Audit Committee’s responsibility for regularly establishing the independence of the external auditor, approving any non-audit mandates of the external auditor; the engagement, evaluation, remuneration and termination of the external auditor; its relationship with, and expectations of, the internal auditor function and its oversight of internal control; and the disclosure of financial and related information. The board reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.
The Audit Committee has regular access to the Chief Financial Officer of the Company. The external auditors regularly attend all meetings of the Audit Committee. At each meeting of the Audit Committee, a portion of the meeting is set aside to discuss matters with the external auditors without management being present. In addition, the Audit Committee has the authority to call a meeting with the external auditors without management being present, at the committee’s discretion. Additional information regarding the Audit Committee is located in the Directors and Officers section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. A copy of the Audit Committee’s Charter may be obtained upon request to the Vice President & Corporate Secretary, 654 — 999 Canada Place, Vancouver. British Columbia, V6C 3E1, telephone (604) 688-8323.
Nomination of Directors
The Nominating and Corporate Governance Committee consists of Messrs. Balloch, Abboud, Downey and Pirraglia, all of whom are independent directors in accordance with criteria set out in the Disclosure Instrument and the Nasdaq Marketplace Rules. Mr. Balloch is the Chairman of the committee.
One of the primary responsibilities of the Nominating and Corporate Governance Committee is the identification of new candidates for board nomination. Typically, the full board determines, based on the Company’s objectives and strategies and the perceived risks it faces, the competencies, skills, experience and personal qualities it considers necessary or desirable in potential director candidates. The Nominating and Corporate Governance Committee then takes responsibility for identifying potential candidates who possess some or all of these attributes for presentation to, and assessment by, the full board. The Nominating and Corporate Governance Committee is also responsible for assessing, on a periodic basis, the performance of individual directors and the board as a whole.
Based on this framework, the Nominating and Corporate Governance Committee developed a skills matrix outlining the Company’s desired complement of directors’ competencies, skills and characteristics. The Committee annually assesses the current competencies and characteristics represented on the board and utilizes the matrix to determine the board’s strengths and identify any gaps that need to be filled. This analysis assists the Committee in discharging its responsibility for approaching and proposing to the full board new nominees to the board, and for assessing directors on an ongoing basis.

The Nominating and Corporate Governance Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:
•	evaluating the Company’s executive management succession plans;
•	ensuring that the board has the necessary structures and procedures so that it can function with an appropriate degree of independence from management;
•	providing a forum without management present to receive expressions of concern, including a concern regarding matters involving the independence of the board from management;
•	establishing induction programs for new directors;
•	developing and maintaining continuing education programs for directors; and
•
reviewing the practices and procedures of the board in light of ongoing developments in regulatory requirements and industry best practices in matters of corporate governance and recommending to the board any changes considered necessary or desirable.

A copy of the Nominating and Corporate Governance Committee’s Charter may be obtained upon request to the Vice President Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.
Compensation
The board of directors determines the compensation to be paid to its directors and officers primarily on the basis of recommendations made by the Compensation and Benefits Committee.
The Compensation and Benefits Committee reviews and makes recommendations to the board with respect to compensation for the Company’s executive officers. See “Statement of Executive Compensation”. The Compensation and Benefits Committee also reviews and makes recommendations to the board regarding the adequacy and form of the compensation payable to non-management directors to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director without compromising such director’s independence. Directors who are executives of the Company receive no additional remuneration for their services as directors.
The Compensation and Benefits Committee consists of Messrs. Balloch, Abboud, Downey and Pirraglia, all of whom are independent directors in accordance with criteria set out in the Disclosure Instrument and the Nasdaq Marketplace Rules. Mr. Balloch is the Chairman of the committee. Following an assessment by the board of the independence of each of its directors, it was determined that Mr. Meredith was no longer independent and, accordingly, he stepped down as a member of the committee.
The Compensation and Benefits Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:
•	reviewing and adopting, on an annual basis, corporate goals and objectives relevant to the compensation payable to the Chief Executive Officer (“CEO”);
•	evaluating the CEO’s performance in light of adopted goals and objectives and set the CEO’s compensation level based on such evaluation;

•	reviewing and making recommendations to the board, on an annual basis, with respect to the adequacy and form of compensation and benefits payable to executive officers and non-executive directors;
•	administering and making recommendations to the board with respect to awards under the Company’s equity incentive and equity compensation plans; and
•	preparing periodic reports with respect to executive compensation in accordance with applicable regulatory requirements.
A copy of the Compensation and Benefit Committee’s Charter may be obtained upon request to the Vice President & Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.
The Company has adopted a corporate policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.
The Company has also adopted a corporate policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the CEO to hold common shares having an aggregate market value equal to not less than 3 times his annual salary. As with the share ownership policy applicable to non-management directors, the share ownership policy applicable to the CEO does not require him to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his annual salary. Once the CEO attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.
Other Board Committees
In October 2008, the Company established an Executive Committee. The function of the Executive Committee is to govern the financial activities of the Company’s Latin America corporate group, and to facilitate the review and approval of matters on behalf of the board when logistical constraints, including time, do not permit a full meeting of the Board during intervals between regularly schedules board meetings or when specific transactions or actions which have been approved in principle by the board require a specific resolution for formal approval. The Executive Committee consists of two independent directors in Messrs. Abboud and Balloch and two non-independent directors in Messrs. Friedland and Meredith.
The Executive Committee’s responsibilities are outlined in its charter. A copy may be obtained upon request to the Vice President & Corporate Secretary, 654 — 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

Assessments
The Nominating and Corporate Governance Committee has the responsibility for developing and recommending to the board, and overseeing the execution of, a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors, on a regular basis. The Nominating and Corporate Governance Committee has developed an assessment process for the board, each of its committees, and the contribution of individual directors.
On an annual basis, the Nominating and Corporate Governance Committee sends a performance evaluation questionnaire to all of the members of the board of directors. This questionnaire covers a wide range of topics relating to board, committee and individual director performance and seeks to elicit comments and recommendations for improvement. Responses are tabulated and analyzed by the Chairman of the Nominating and Corporate Governance Committee, who then reports the results to the Committee and ultimately to the entire board of directors.
OTHER BUSINESS
Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of Meeting.
DIRECTORS’ APPROVAL
The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the board of directors of the Company.
ADDITIONAL INFORMATION
Copies of the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q, the Company’s current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on or through the Company’s website at www.ivanhoe-energy.com or through the SEC’s website at www.sec.gov. Additional information relating to the Company is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. This includes the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which may be viewed on the SEC’s website or on the SEDAR website. Finally, securityholders may contact the Company directly to receive copies of information relating to it, including its financial statements and management’s discussion and analysis, without charge, upon written or oral request to Beverly A. Bartlett, Vice President & Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at
(604) 688-8323.
DATED at Vancouver, British Columbia as of the 22nd day of March, 2010.

BY ORDER OF THE BOARD

Beverly A. Bartlett
Vice President & Corporate Secretary

SCHEDULE “A”
EQUITY INCENTIVE PLAN RESOLUTION
BE IT RESOLVED, as an ordinary resolution, that:
1. the Amended and Restated Equity Incentive Plan of the Company (the “Amended Plan”), as described in, and attached as Schedule “B” to, the Management Information Circular of the Company dated March 22, 2010 which:
(a) replaces the maximum limit of common shares that may be reserved for issuance under the existing Employees’ and Directors’ Equity Incentive Plan (the “Existing Plan”) with a “rolling plan” provision that (i) provides that the aggregate number of common shares that may be reserved for issuance under the Amended Plan (together with any other securities based compensation arrangements of the Company in effect from time to time) shall not exceed 7% of the common shares issued and outstanding from time to time; and (ii) in respect of which unallocated options, rights or other entitlements under the Amended Plan are subject every three years to approval of the Company’s shareholders as required by The Toronto Stock Exchange.
(b) increases the maximum number of Common Shares which the Corporation may issue under the Bonus Plan component of the Incentive Plan to 3,400,000 common shares from 2,900,000 common shares;
(c) amends the cashless exercise provisions in Section 2.6 of the Existing Plan to delete the requirement for Board approval of cashless exercises of options; and
(d) incorporates the other amendments indicated in the form of Employees’ and Directors’ Equity Incentive Plan attached to this Circular as Schedule “B”;
be and is hereby approved; and
2. any director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.

SCHEDULE “B”
IVANHOE ENERGY INC.
EMPLOYEES’ AND DIRECTORS’ EQUITY INCENTIVE PLAN
AMENDED AND RESTATED
~~MAY 29, 2008~~
[DATE]
PART 1 — INTRODUCTION
1.1 Purpose
The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors and key employees of the Company and its Affiliates who, in the judgement of the Board, will be largely responsible for its future growth and success. It is generally recognized that share plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered to them to acquire a proprietary interest in the Company.
1.2 Definitions
(a)
“Affiliate” has the meaning set forth in Section 1(2) of the Ontario Securities Act, as amended, and includes those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities.

(b)	“Associate” has the meaning assigned to it in the Ontario Securities Act, as amended.
(c)	“Board” means the board of directors of the Company.
(d)
“Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy, or under an insider trading policy or other policy of the Company then in effect.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended.
(f)	“Company” means Ivanhoe Energy Inc., a company incorporated under the laws of the Yukon Territory.
(g)	“Committee” has the meaning attributed thereto in Section 6.1.
(h)	“Eligible Directors” means the directors of the Company or any Affiliate thereof who are, as such, eligible for participation in the Plan.
(i)
“Eligible Employees” means full time and part time employees (including employees who are officers and directors) of the Company or any Affiliate thereof, whether or not they have a written employment contract with the Company, determined by the Board, upon recommendation of the Committee, to be employees, eligible for participation in the Plan. “Eligible Employees” shall include Service Providers eligible for participation in the Plan as determined by the Board.

(j)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(k)
“Fair Market Value” means, with respect to a Share subject to Option, the weighted average price of the Shares on the Stock Exchange for the five days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined. If the Shares are not listed and posted for trading on a Stock Exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

(l)	“Foreign Private Issuer” has the meaning assigned to it in the rules promulgated under the Exchange Act.
(m)	“Insider” has the meaning assigned to it in the Ontario Securities Act, as amended, and also includes an Associate or Affiliate of any person who is an Insider.
(n)	“Option” means an option granted under the terms of the Share Option Plan.
(o)	“Option Period” means the period during which an Option may be exercised.
(p)	“Optionee” means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of the Share Option Plan.
(q)	“Participant” means, in respect of any Plan, an Eligible Employee or Eligible Director who participates in such Plan.
(r)	“Plan” means, collectively the Share Option Plan, the Share Bonus Plan and the Share Purchase Plan and “Plan” means any such plan as the context requires.
(s)	“Service Provider” means a person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company.
(t)	“Share Bonus Plan” means the plan established and operated pursuant to Part 3 and Part 5 hereof.
(u)	“Share Option Plan” means the plan established and operated pursuant to Part 2 and Part 5 hereof.
(v)	“Share Purchase Plan” means the plan established and operated pursuant to Part 4 and Part 5 hereof.
(w)	“Shares” means the common shares of the Company.
(x)	“Stock Exchange” means the principal stock exchange upon which the Shares are listed or upon which the Shares have been approved for listing.
(y)	“U.S. Optionee” has the meaning assigned to it in Section 2.14 of this Plan.

PART 2 — SHARE OPTION PLAN
2.1 Participation
Options shall be granted only to Eligible Employees and Eligible Directors.
2.2 Administration of Share Option Plan
The Share Option Plan shall be administered by the Committee.
2.3 Price
The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value on the date of grant.
2.4 Grant of Option
The Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. The date of grant of an Option shall be (i) the date such grant was approved by the Committee for recommendation to the Board, provided the Board approves such grant; or (ii) for a grant of an Option not approved by the Committee for recommendation to the Board, the date such grant was approved by the Board.
Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by a stock option agreement with terms and conditions consistent with the Share Option Plan and as approved by the Board on the recommendation of the Committee (which terms and conditions need not be the same in each case and may be changed from time to time, subject to section 5.7 of the Plan and the approval of any material changes by the Stock Exchange).
2.5 Terms of Options
The Option Period shall be ten years from the date such Option is granted or such lesser duration as the Board, on the recommendation of the Committee, may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 2.8 hereof covering termination of employment or death of the Optionee; provided, however, that at any time the expiry date of the Option Period in respect of any outstanding Option under this Plan (either before or after its amendment or restatement on May 3, 2007) should be determined to occur either during a Blackout Period or within ten business days following the expiry of the Blackout Period, the expiry date of such Option Period shall be deemed to be the date that is the tenth business day following the expiry of the Blackout Period.
Unless otherwise determined from time to time by the Board, on the recommendation of the Committee, Options may be exercised (in each case to the nearest full Share) during the Option Period as follows:
(a)	at any time during the first year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option; and
(b)
at any time during each additional year of the Option Period the Optionee may purchase an additional 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) until, in the third year of the Option Period, 100% of the Option will be exercisable.

Notwithstanding the foregoing, Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its Affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its Affiliates.
Except as set forth in Section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:
(a)
in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

(b)	in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.
The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Share Option Plan.
2.6 Share Appreciation Right
~~A~~ Participant ~~may, if at any time determined by the Board, on the recommendation of the Committee,~~ have the right (the “Right”), ~~when entitled~~in lieu of the right to exercise an Option, to terminate such Option in whole or in part (the “Terminated Option”) by notice in writing delivered by the Participant to the Company ~~and~~electing to exercise the Right, in lieu of receiving the Shares (the “Option Shares”) to which the Terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:
(a)
subtracting the Option exercise price per Share from the Fair Market Value per Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of Option Shares; and

(b)	dividing the product obtained under Section 2.6(a) by the Fair Market Value per Share on the day immediately prior to the exercise of the Right.
If a Participant exercises a Right ~~is granted~~ in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable~~. For greater certainty, for purposes of the aggregate number of Shares reserved for issuance under Section 5.1 of the Plan, in the event of an exercise of a Right in respect of an Option, the number of Shares available for issuance under the Plan will be reduced by the number of Shares issued upon exercise of the Right in respect of such Option rather than the number of Shares to which the Terminated Option relates~~ under the Plan.

2.7 Lapsed Options
If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, subject, in the case of the cancellation of an Option in connection with the grant of a new Option to the same person on different terms, to the consent of the Stock Exchange.
2.8 Effect of Termination of Employment or Death
If an Optionee:
(a)
dies while employed by or while a director of the Company or its Affiliate, any Option held by him at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner;

(b)
ceases to be employed by or act as a director of the Company or its Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so employed or ceases to be a director, as the case may be; or

(c)
ceases to be employed by or act as a director of the Company or its Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter, but in no event less than 30 days, subject to the earlier expiration of the Option Period.

2.9 Effect of Takeover Bid
If a bona fide offer (the “Offer”) for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company within the meaning of subsection 1(3) of the Ontario Securities Act (as amended from time to time), then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding Section 2.5 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) pursuant to the Offer.
2.10 Effect of the Amalgamation or Merger
If the Company amalgamates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan. Any such adjustment shall be in accordance with regulatory policies.

2.11 Adjustment in Shares Subject to the Plan
If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the Option price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.
2.12 Loans to Employees
Subject to applicable law, the Board may at any time authorize the Company to loan money to an Eligible Employee (which for the purpose of this section 2.12 excludes any director or executive officer (or equivalent thereof) of the Company), on such terms and conditions as the Board may reasonably determine, to assist such Eligible Employee to exercise an Option held by him or her. Such terms and conditions shall include, in any event, interest at prevailing market rates, a term not in excess of one year, and security in favour of the Company represented by that number of Shares issued pursuant to the exercise of an Option in respect of which such loan was made or equivalent security which equals the loaned amount divided by the Fair Market Value of the Shares on the date of exercise of the Option, which security may be granted on a non-recourse basis.
2.13 Transfer of Options
Options are non-transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor).
2.14 United States Residents
Subject to Sections 2.14(b), (c) and (d) of this Plan, any Option granted under this Plan to an Optionee who is a citizen or resident of the United States (including its territories, possessions and all areas subject to its jurisdiction) (a “U.S. Optionee”) shall be an “incentive stock option” within the meaning of Section 422 of the Code (provided, for purposes of this Section 2.14 only, a U.S. Optionee who is a director is then also an officer or employee of the Company or one of its Affiliates). In addition, no provision of this Plan, as it may be applied to a U.S. Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.
Notwithstanding anything in this Plan to the contrary, the following provisions shall apply to each U.S. Optionee:
(a)	any director of the Company or one of its Affiliates who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option to themselves;
(b)
subject to Section 2.14(d), any Option granted under this Plan to a U.S. Optionee shall be an incentive stock option within the meaning of Section 422 of the Code provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by such U.S. Optionee during any calendar year under this Share Option Plan and all other stock option plans of the Company or its Affiliates does not exceed US$100,000;

(c)
to the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by such U.S. Optionee during any calendar year under this Share Option Plan and all other stock option plans of the Company or its Affiliates exceeds US$100,000, such Options shall be treated as nonqualified stock options (i.e. Options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code;

(d)
any U.S. Optionee who is a Service Provider or director (and who is not also an officer or employee) of the Company or one of its Affiliates will be ineligible to receive incentive stock options but will be permitted to receive nonqualified stock options pursuant to this Plan;

(e)	the purchase price for Shares under each Option granted to a U.S. Optionee pursuant to this Plan shall be not less than the Fair Market Value of such Shares at the time the Option is granted;
(f)
if any U.S. Optionee to whom an Option is to be granted under this Plan is at the time of the grant of such Option the owner of Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its Affiliates, then the following special provisions shall be applicable to the Option granted to such individual:

(i)
the purchase price per Share subject to such Option shall not be less than 110% of the Fair Market Value of one Share at the time of grant, provided however that this requirement will not apply with respect to any Option granted under the Plan that is subject to Section 2.14(c);

(ii)
for the purpose of this Section 2.14 only, the exercise period shall not exceed five years from the date of grant, provided however that this requirement will not apply with respect to any Option granted under the Plan that is subject to Section 2.14(c);

(iii)
notwithstanding Section 2.14(f)(i), in respect of California citizens or residents, the purchase price per Share subject to such Option shall in no event be less than 110% of the Fair Market Value of one Share at the time of grant;

(g)
no Option may be granted hereunder to a U.S. Optionee following the expiry of 10 years after the date on which this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company, whichever is earlier; and

(h)	no Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company.
PART 3 — SHARE BONUS PLAN
3.1 Participants
The Board on the recommendation of the Committee, shall have the right, subject to Section 3.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Employee or Eligible Director any number of Shares as a discretionary bonus subject to such provisos and restrictions as the Board may determine.

3.2 Number of Shares
The aggregate maximum number of shares that may be issued pursuant to Section 3.1 will be limited to ~~2,900,000~~3,400,000 Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in Section 5.1.
The Board, on the recommendation of the Committee, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance under the Share Option Plan or the Share Purchase Plan and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to the Share Option Plan or the Share Purchase Plan, as the case may be, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed ~~2,900,000~~3,400,000 Shares.
3.3 Necessary Approvals
The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any securities regulatory authority having jurisdiction over the Shares.
PART 4 — SHARE PURCHASE PLAN
4.1 Participants
Participants in the Share Purchase Plan will be Eligible Employees who have been continuously employed by the Company or any of its Affiliates on a full-time basis for at least 12 consecutive months and who have been designated by the Board, on the recommendation of the Committee, as participants in the Share Purchase Plan (“Share Purchase Plan Participants”). The Board, on the recommendation of the Committee, shall have the right, in its absolute discretion, to waive such 12-month period or to refuse any Eligible Employee or group of Eligible Employees the right of participation or continued participation in the Share Purchase Plan.
4.2 Election to Participate in the Share Purchase Plan and Participant’s Contribution
Any Share Purchase Plan Participant may elect to contribute money (the “Participant’s Contribution”) to the Share Purchase Plan in any calendar year if the Share Purchase Plan Participant delivers to the Company a written direction in form and substance satisfactory to the Company authorizing the Company to deduct from the Share Purchase Plan Participant’s salary, in equal instalments, the Participant’s Contribution. Such direction will remain effective until revoked in writing by the Share Purchase Plan Participant or until the Board terminates or suspends the Share Purchase Plan, whichever is earlier.
The Share Purchase Plan Participant’s Contribution as determined by the Board, on the recommendation of the Committee, shall not exceed 10% of the Share Purchase Plan Participant’s basic annual salary from the Company and its Affiliates at the time of delivery of the direction, before deductions, exclusive of any overtime pay, bonuses or allowances of any kind whatsoever (the “Basic Annual Salary”). In the case of a Share Purchase Plan Participant for whom the Board, on the recommendation of the Committee, has waived the 12-month employment requirement, the Share Purchase Plan Participant’s Contribution shall not exceed 10% of his Basic Annual Salary from the Company and its Affiliates at the time of delivery of the direction, prorated over the remainder of the calendar year, before deductions and exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.

4.3 Company’s Contribution
Immediately prior to the date any Shares are issued to a Share Purchase Plan Participant in accordance with Section 4.4, the Company will credit the Share Purchase Plan Participant with, and thereafter hold in trust for the Share Purchase Plan Participant, an amount (the “Company’s Contribution”) equal to the Participant’s Contribution then held in trust by the Company.
4.4 Issue of Shares
On March 31, June 30, September 30 and December 31 in each calendar year the Company will issue to each Share Purchase Plan Participant fully paid and non-assessable Shares, disregarding fractions, which is equal to the aggregate amount of the Participant’s Contribution and the Company’s Contribution divided by the Issue Price. For the purposes of this Section 4.4, “Issue Price” means the weighted average price of the Shares on the Stock Exchange, for the 90-day period immediately preceding the date of issuance. If the Shares are not traded on a Stock Exchange on the date of issuance, the Issue Price shall be such price per Share as the Board, acting in good faith, may determine.
The Company shall hold any unused balance of the Participant’s Contribution for a Share Purchase Plan Participant until used in accordance with the Share Purchase Plan.
4.5 Delivery of Shares
As soon as reasonably practicable following each issuance of Shares to a Share Purchase Plan Participant pursuant to Section 4.4, the Company will cause to be delivered to the Share Purchase Plan Participant a certificate in respect of such Shares provided that, if required by applicable law or the rules and policies of the Stock Exchange, a restrictive legend shall be inscribed on the certificate, which legend shall state that the Shares shall not be transferable for such period as may be prescribed by law or by any regulatory authority or Stock Exchange.
4.6 Effect of Termination of Employment or Death
If a Participant ceases to be employed by the Company or any of its Affiliates for any reason or receives notice from the Company of the termination of his or her employment, the Share Purchase Plan Participant’s participation in the Share Purchase Plan will be deemed to be terminated and any portion of the Participant’s Contribution then held in trust shall be paid to the Share Purchase Plan Participant or his estate or successor as the case may be.
4.7 Effect of Amalgamation or Merger
If the Company amalgamates or merges with or into another corporation, each Share Purchase Plan Participant to whom Shares are to be issued will receive, on the date on which any Shares would otherwise have been delivered to the Share Purchase Plan Participant in accordance with Section 4.5, the securities, property or cash to which the Share Purchase Plan Participant would have been entitled on such amalgamation, consolidation or merger had the Shares been issued immediately prior to the record date of such amalgamation or merger.

PART 5 — GENERAL
5.1 Number of Shares
The aggregate number of Shares that may be reserved for issuance under ~~the Plan shall not exceed 29,250,000 Shares inclusive of those Shares reserved under the Share Bonus Plan pursuant to Section 3.2.~~this Plan (together with any other securities – based on compensation arrangements of the Company in effect from time to time) shall not exceed 7% of the issued and outstanding Shares from time to time. This prescribed maximum may be subsequently increased to any other specified amount, provided the increase is authorized by a vote of the shareholders of the Company. In addition, the aggregate number of Shares reserved for issuance under the Plan:
(a)
that may be reserved for issuance to Insiders for options granted under the Plan (or when combined with all of the Company’s other security based compensation arrangements) shall not exceed 10% of the Company’s outstanding issue from time to time;

(b)
that may be issued to Insiders for options granted under the Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period shall not exceed 10% of the Company’s outstanding issue from time to time; and

(c)	that may be issued to any one Insider and his or her Associates for options granted under the Plan within any one-year period shall not exceed 5% of the Company’s outstanding issue from time to time.
In no event will the number of Shares at any time reserved for issuance to any Participant exceed 5% of the Company’s outstanding issue from time to time.
For the purposes of this Section 5.1, “outstanding issue” means the total number of Shares, on a non-diluted basis, that are issued and outstanding ~~as of~~immediately prior to the date that any Shares are issued or reserved for issuance pursuant to an award under the Plan ~~to an Insider or such Insider’s Associates, excluding any Shares issued under the Plan during the immediately preceding 12 month period~~.
For greater certainty, as this Plan is a rolling plan, the reloading of Options is permitted under the Plan and Options that are exercised, surrendered, terminated or expire without being exercised no longer represent Shares reserved for issuance under this Plan and do not decrease the number of Shares issuable under this Section 5.1 as determined from time to time, subject to the provisions of Section 2.7.
5.2 Transferability
Any benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. Except as otherwise provided in Section 2.13, during the lifetime of a Participant, all benefits, rights and options may only be exercised by the Participant.
5.3 Employment
Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time. Participation in any Plan by a Participant is voluntary.

5.4 Record Keeping
The Company shall maintain a register in which shall be recorded:
(a)	the name and address of each Participant;

(b)	the Plan or Plans in which the Participant participates;

(c)	any Participant’s Contributions;

(d)	the number of unissued Shares reserved for issuance pursuant to an Option or pursuant to an award made under the Share Bonus Plan in favour of a Participant; and

(e)	such other information as the Board may determine.
5.5 Necessary Approvals
The Plan shall be effective only upon formal adoption by the Board following the approval of the shareholders of the Company. Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.
The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any Stock Exchange or governmental authority having jurisdiction in respect of the Shares which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, the obligation of the Company to issue such Share shall terminate and any Participant’s Contribution or option price paid to the Company shall be returned to the Participant.
5.6 Income Taxes
As a condition of, and prior to participation in, the Plan, a Participant shall, at the Company’s request, authorize the Company in writing to withhold from any remuneration or consideration whatsoever payable to such Participant hereunder, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.
5.7 Amendments to Plan
The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend or terminate the Plan or any Option or other award granted under the Plan without shareholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Plan, changes to the exercise price, vesting, term and termination provisions of Options, changes to the share appreciation right provisions, changes to the share bonus plan provisions (other than the maximum number of Shares issuable under the Bonus Plan in Section 3.2 of the Plan), changes to the authority and role of the Compensation Committee under the Plan, changes to the acceleration and vesting of Options in the event of a takeover bid, and any other matter relating to the Plan and the Options and awards granted thereunder, provided however that:
(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;

(b)
no amendment to the Plan or to an Option granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Option which is outstanding at the time of such amendment without the written consent of the holder of such Option;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in Section 2.5;

(d)	the Directors shall obtain shareholder approval of:
(i)	any amendment to the aggregate maximum number of Shares specified in subsection 3.2 (Share Bonus Plan);
(ii)
any amendment to the aggregate ~~number~~percentage of Shares specified in subsection 5.1 ~~(being the aggregate number of Shares that may be reserved for issuance under the Plan) other than pursuant to section 2.11~~;

(iii)	any amendment to the limitation on Shares that may be reserved for issuance, or issued, to Insiders under subsection 5.1(a) and (c); or
(iv)	any amendment that would reduce the exercise price of an outstanding Option of an Insider other than pursuant to section 2.11;
(v)	any amendment that would extend the expiry date of the Option Period in respect of any Option granted under the Plan to an Insider except as expressly contemplated in subsection 2.5; and
(vi)	any amendment to the amending provision set out in subsection 5.7 (Amendments to Plan).
If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.
5.8 Foreign Private Issuer Status
If, and for so long as, the Company is not a Foreign Private Issuer or if the directors and officers of the Company otherwise become subject to Section 16 of the Exchange Act, then notwithstanding any provision of the Plan to the contrary:
(a)
the Plan shall be administered by a committee consisting of two or more persons (the “Committee”) appointed by the Board, each of whom is a director qualifying as a “disinterested” person, as such term is defined, from time to time, in Rule 16b-3 under the Exchange Act;

(b)	the Committee shall determine and designate, from time to time, the individuals to whom awards shall be made hereunder, the amount of the awards and the other terms and conditions of such awards;
(c)
each member of the Committee shall, upon his appointment or election to the Committee for the first time, automatically be granted an immediately exercisable Option to purchase 10,000 Shares at a price per share equal to the Fair Market Value at the date of grant for an Option Period of ten years but shall not otherwise be eligible to participate in the Plan;

(d)	no Option granted to a director or officer under the Plan may be exercised during the first six months following the date of grant;
(e)
directors and officers of the Company will be required to hold Shares acquired under the Share Purchase Plan for a period of six months, provided that no such hold period will be required in respect of any such director or officer who makes an irrevocable election to waive his right to withdraw from the Share Purchase Plan or to change his Participant’s Contribution at least six months prior to his acquisition of such Shares;

(f)	Subsections 5.8(c), (d) and (e) may only be amended or modified by the Board or the shareholders of the Company once in any six month period; and
(g)
the Board may, subject to Subsection 5.8(f) and Section 5.7, amend or modify the Plan to the extent that the Board, based upon the advice of legal counsel, considers necessary or desirable to bring the Plan into compliance with Rule 16b-3 under the Exchange Act.

5.9 No Representation or Warranty
The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.
5.10 Audited Financial Statements
The Company shall provide annual financial statements of the Company to each Participant holding an outstanding award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.
5.11 Compliance with Applicable Law, etc
If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or Stock Exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.
PART 6 — ADMINISTRATION OF THE PLAN
6.1 Administration by the Committee
(a)
Unless otherwise determined by the Board, the Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board and constituted in accordance with such Committee’s charter. The members of the Committee serve at the pleasure of the Board and vacancies occurring in the Committee shall be filled by the Board.

(b)	The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:
(i)
adopt and amend rules and regulations relating to the administration of the Plan and make all other determinations necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(ii)	otherwise exercise the powers delegated to the Committee by the Board and under the Plan as set forth herein.
6.2 Board Role
(a)
The Board, on the recommendation of the Committee, shall determine and designate from time to time the individuals to whom awards shall be made, the amounts of the awards and the other terms and conditions of the awards.

(b)
The Board may delegate any of its responsibilities or powers under the Plan to the Committee, provided that the grant of all Shares, Options or other awards under the Plan shall be subject to the approval of the Board. No Option shall be exercisable in whole or in part unless and until such approval is obtained.

(c)	In the event the Committee is unable or unwilling to act in respect of a matter involving the Plan, the Board shall fulfill the role of the Committee provided for herein.

IVANHOE ENERGY INC.
Suite 654 — 999 Canada Place, Vancouver, B.C. V6C 3E1
Tel: 604-688-8323 Fax: 604-682-2060
PROXY
This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Annual Meeting of its shareholders (the “Meeting”) to be held on Wednesday, April 28, 2010.
The undersigned hereby appoints Peter G. Meredith, Director of the Company, or failing him, Beverly A. Bartlett, Vice President & Corporate Secretary of the Company, or instead of either of the foregoing, (insert name)                                                             , as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia at 2:00 PM, local time, and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	ELECTION OF DIRECTORS

The nominees proposed by management of the Company are:

A. ROBERT ABBOUD	FOR ☐	WITHHOLD ☐
ROBERT M. FRIEDLAND	FOR ☐	WITHHOLD ☐
HOWARD R. BALLOCH	FOR ☐	WITHHOLD ☐
ROBERT G. GRAHAM	FOR ☐	WITHHOLD ☐
ROBERT A. PIRRAGLIA	FOR ☐	WITHHOLD ☐
BRIAN F. DOWNEY	FOR ☐	WITHHOLD ☐
PETER G. MEREDITH	FOR ☐	WITHHOLD ☐
2.	APPOINTMENT OF AUDITORS

To appoint Deloitte & Touche LLP, Chartered Accountants, as auditors of the Company at a remuneration to be fixed by the board of directors.

FOR ☐	WITHHOLD ☐
3.	EQUITY INCENTIVE PLAN AMENDMENT RESOLUTION

To consider and, if thought advisable, to pass an ordinary resolution authorizing the Company to amend and restate the Company’s existing Equity Incentive Plan (the “Existing Plan”) to: (i) adopt a “rolling” plan provision pursuant to which the Company would be authorized to allocate for issuance, and issue, under the Equity Incentive Plan up to a maximum of 7% of the common shares of the Company issued and outstanding from time to time; (ii) increase the maximum number of common shares which may be allocated for issuance under the Bonus Plan component of the Existing Plan from 2,900,000 common shares to 3,400,000 common shares; (iii) modify the “cashless exercise” option provisions to delete the requirement for approval by the board of directors of the Company; and (iv) make certain other technical amendments to the Existing Plan (the “Equity Incentive Plan Amendment Resolution”); as more particularly described in the Management Proxy Circular that accompanies this Notice.

FOR ☐	AGAINST ☐
4.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

5.	Upon any other matter that properly comes before the Meeting.
THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.
DATED:                                         , 2010.

Signature of Shareholder

(Please print name here)
Note: If not dated, this proxy is deemed to be dated on the day sent by the Company.
Affix label here
Name of Shareholder
Address of Shareholder
(Please advise the Company of any change of address)

NOTES: Vote by Fax, Mail or Hand Delivery:
An appointment of a proxyholder or alternate proxy holder will not be valid unless a form of proxy making the appointment, signed by the shareholder or an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company by facsimile to, 1-416-368-2502 or 1-866-781-3111 or delivered by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1 or delivered by hand to The Oceanic Plaza, 1600 — 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, and in each case must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.
Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof. Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.
A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.
The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification. This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice of Annual Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.
In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.
OR Vote by Internet:
To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information. Have this form of Proxy available when you access the website at www.eproxyvoting.com/ivanhoeenergy. You will be prompted to enter your 13-digit Control Number which is located in the box below. You may also appoint a person other than the persons designated on this form of Proxy by following the instructions provided on the website.

Control Number
If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 643-5500 outside North America.

NOTICE TO REGISTERED SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT
Dear Shareholder,
As a registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements. If you do not wish to receive the interim financial statements, please complete the bottom of this notice and return to our Transfer Agent and Registrar, CIBC Mellon Trust Company, by facsimile, mail or by submitting your request electronically at www.cibcmellon.com/investorinquiry. Your name will then be removed from the mailing list maintained by CIBC Mellon Trust Company. Please be assured that if you elect not to receive our interim financial statements you will still receive annually our annual financial statements, Notice of Annual Meeting, Management Information Circular and a Proxy Form.
If you elect not to receive our interim financial statements your election will not be effective until you notify CIBC Mellon Trust Company of a change to your election. You may change your election with respect to the financial statements at any time by contacting CIBC Mellon Trust Company at the address noted below. We will send you a similar election notice each year.
In addition if you wish to receive delivery of certain of the Company’s corporate documents via the Internet rather than by mail, please check that preference on the bottom of this notice or enrol online at www.cibcmellon.com/financialstatements. The Company code number is 0435B.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name

Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address

Canada
Fax: (416) 643-3135

ELECTRONICALLY: www.cibcmellon.com/investorinquiry

Postal/Zip Code

I do not wish to receive the following financial statements of Ivanhoe Energy Inc.:		Country

Email Address

☐	Interim Financial Statements

Please remove my name from the mailing list for Ivanhoe Energy Inc. for the indicated financial statements.
I understand that this election notice will be effective until I notify CIBC Mellon Trust Company of a change in my election and that I may change my election at any time by contacting CIBC Mellon Trust Company at the address noted above.
CHECK ONE:
☐	By Mail

☐
By electronic delivery. I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS
Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies. This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.
I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof. The consent granted herein will last until revoked by the Shareholder.
1. The following documents that are filed with securities regulators and mailed to other Shareholders will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.
2. The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing.
The Company will advise you by e-mail when the documents are available on the Website.
3. The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program. Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.
4. I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@cibcmellon.com. I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.
5. The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.
6. I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.
7. I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.
8. I understand that I am not required to consent to the electronic delivery of Documents. I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.
I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

NOTICE TO BENEFICIAL SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT
Dear Shareholder,
As a non-registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements. If you wish to receive these financial statements, please either complete and return this notice by mail or submit your request online (see address below). Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CIBC Mellon Trust Company.
As long as you remain a non-registered shareholder, you will receive this card each year and will be required to renew your request to receive these financial statements. If you have any questions about this procedure, please contact CIBC Mellon Trust Company by phone at 1-800-387-0825 or (416) 643-5500 or at www.cibcmellon.com/investorinquiry.
We encourage you to submit your request online at www.cibcmellon.com/FinancialStatements. The Company code number is 0435A.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name

Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address

Canada
Fax: (416) 643-3135

ELECTRONICALLY: www.cibcmellon.com/investorinquiry

Postal/Zip Code

Please add my name to the Supplemental Mailing List for Ivanhoe Energy Inc. and send me their financial statements as Indicated below:		Country

Email Address

☐	Annual Financial Statements
☐	Interim Financial Statements

CHECK ONE:

☐	By Mail

☐
By electronic delivery. I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS
Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies. This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.
I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof The consent granted herein will last until revoked by the Shareholder.
1. The following documents that are filed with securities regulators and mailed to other Shareholders will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.
2. The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing.
The Company will advise you by e-mail when the documents are available on the Website.
3. The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program. Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.
4. I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@cibcmellon.com. I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.
5. The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.
6. I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.
7. I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.
8. I understand that I am not required to consent to the electronic delivery of Documents. I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.
I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.